UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (§)240.14a-12

GameStop Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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2024 Proxy Statement

Notice of 2024 Annual Meeting of Stockholders

to Be Held on June 13, 2024

Notice of Annual Meeting of Stockholders

Dear Stockholder:

We invite you to attend our 2024 Annual Meeting of Stockholders (“annual meeting”) on Thursday, June 13, 2024 at 10:00 a.m., Central Daylight Time (“CDT”), at meetnow.global/MT244SG, which will be held in virtual only format. You will not be able to attend the annual meeting in person. At the annual meeting, you will be asked to:

(1)	Elect five directors, each to serve as a member of the Board of Directors until the next annual meeting of stockholders and until such director’s successor is elected and qualified;

(2)	Provide an advisory, non-binding vote on the compensation of our named executive officers;

(3)	Ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 1, 2025;

(4)	To consider and vote on the stockholder proposal described in this Proxy Statement, if properly presented at the annual meeting; and

(5)	Transact such other business, if any, as may properly come before the annual meeting and at any postponement or adjournment of the annual meeting.

Only stockholders of record as of the close of business on April 19, 2024 (the “record date”) are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 1 – 5 for additional information regarding attendance at the meeting and how to vote your shares. This Proxy Statement provides information that you should consider when you vote your shares.

Your vote is important. Even if you plan to attend the annual meeting virtually, we request that you vote your shares as soon as possible by following the voting instructions contained in this Proxy Statement. We have designed the format of the annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

By order of the Board of Directors.

Sincerely,

Mark H. Robinson
General Counsel and Secretary
April 30, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2024

This Notice of Annual Meeting, Proxy Statement, form of proxy and our 2023 Annual Report to Stockholders are available at http://investor.gamestop.com.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
This Proxy Statement, form of proxy and 2023 Annual Report are available at http://investor.gamestop.com. Except as otherwise stated, information on our website is not a part of this Proxy Statement.

We will send a full set of proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about May 1, 2024, and provide access to our proxy materials over the Internet, beginning on May 1, 2024, for the holders of record and beneficial owners of our shares of common stock as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review this Proxy Statement and our 2023 Annual Report to Stockholders. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet and provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual meeting materials via email, the email contains voting instructions and links to our annual report and proxy statement on the Internet.

Certain statements in this Proxy Statement contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. We also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this Proxy Statement or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in our 2023 annual report to stockholders. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be considered and voted upon at our 2024 Annual Meeting of the Stockholders (the “annual meeting”) we have summarized information contained elsewhere in this Proxy Statement or in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 (“Annual Report”). Please note that our fiscal year is composed of the 52 or 53 weeks ending on the Saturday closest to the last day of January. Fiscal year 2023 consisted of the 53 weeks ended on February 3, 2024 (“fiscal 2023”). Fiscal year 2022 consisted of the 52 weeks ended on January 28, 2023 (“fiscal 2022”). Fiscal year 2021 consisted of the 52 weeks ended on January 29, 2022 (“fiscal 2021”). This summary does not contain all of the information you should consider about the proposals being submitted to stockholders at the annual meeting. We encourage you to read the entire Proxy Statement and Annual Report carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

June 13, 2024

10:00 a.m., Central Daylight Time (“CDT”)

Website:

meetnow.global/MT244SG

Record Date:

April 19, 2024

Anticipated Mailing Date:

May 1, 2024

AGENDA

How to Cast Your Vote:

Vote by Internet	By Mail:	By Phone:

Shares Held of Record:	Shares Held of Record:	Shares Held of Record:

investorvote.com/GME	See Proxy Card	1-800-652-VOTE (8683)

Shares Held in Street Name:	Shares Held in Street Name:	Shares Held in Street Name:

See Notice of Internet Availability or Voting Instruction Form	See Voting Instruction Form	See Voting Instruction Form

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1. What am I Voting on?

The Board of Directors (“Board”) of GameStop Corp. (“GameStop,” the “Company,” “we,” “us,” or “our”) is soliciting your vote for the following:

Business Items	Board Voting Recommendation	Page Reference

1. To elect the five nominees identified in this Proxy Statement to serve as directors	FOR ALL NOMINEES	6

2. To approve, on an advisory, non-binding basis, our executive compensation	FOR	19

3. To ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 1, 2025	FOR	36

4. To consider and vote on the stockholder proposal described in this Proxy Statement, if properly presented at the annual meeting	AGAINST	41

2. Who Is Entitled to Vote?

Holders of record of shares of common stock as of the close of business on April 19, 2024, the record date, are entitled to notice of, and to vote at, the annual meeting. Shares of common stock can be voted only if the stockholder is present or is represented by proxy at the annual meeting. As of the record date, 306,185,052 shares of common stock were issued, outstanding and entitled to vote.

3. How Do I Vote?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares of common stock at the annual meeting:

•

Voting by Internet. You may vote your shares electronically at the annual meeting by following the instructions on the virtual annual meeting website at meetnow.global/MT244SG. Before the annual meeting you may vote your shares through the Internet by following the directions on the proxy card. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded.

•

Voting by Telephone. You may vote your shares by telephone by following the directions on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded.

•

Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted: (1) FOR ALL of the director nominees identified in this Proxy Statement; (2) FOR the approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers (“NEOs”); (3) FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 1, 2025; and (4) AGAINST the stockholder proposal described in this Proxy Statement, if properly presented at the annual meeting.

•

Voting by Proxy. If you choose to vote by proxy, you may do so using the Internet, telephone or, if you received a printed copy of your proxy materials, mail. Even if you plan to attend the annual meeting virtually, we recommend that you submit your proxy card by mail or voting instructions via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting.

2024 Proxy Statement | 1

Beneficial Owners. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian) you may vote the shares electronically at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. Please see the registration options set forth below under “Registering in Advance of the Annual Meeting” and “Registering at the Annual Meeting” and follow the instructions to upload and submit your legal proxy. Alternatively, you may have your shares voted at the annual meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting via the Internet, by telephone, and mail, availability and specific procedures will depend on their voting arrangements.

4. How Can I Vote Online at the Annual Meeting?

Stockholders of Record. If you are a stockholder of record, you may vote at the annual meeting by following the instructions on the notice, email or proxy card that you received to access the annual meeting.

Beneficial Owners. If you are a beneficial owner, please see the registration options set forth below under “Registering in Advance of the Annual Meeting” and “Registering at the Annual Meeting.”

5. How May You Revoke or Change Your Vote?

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy via the Internet, over the telephone or by mail.

•	Sending a written notice to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the annual meeting to:

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Attention: Secretary

•	Attending the annual meeting virtually and voting. Your attendance at the annual meeting will not in and of itself revoke your proxy.

6. How Can I Attend the Annual Meeting?

The annual meeting will be held virtually on Thursday, June 13, 2024 at 10:00 a.m., CDT. You are entitled to attend the annual meeting if you were a stockholder of record as of the record date or if you are a beneficial owner and register for the annual meeting pursuant to the instructions below. Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at or before 9:30 a.m., CDT and the meeting will begin promptly at 10:00 a.m., CDT.

In order to ensure that your shares are represented at the meeting, we strongly encourage you to vote your shares by proxy prior to the annual meeting and further encourage you to submit your proxies electronically—by telephone or by Internet—by following the easy instructions on the enclosed proxy card. Your vote is important and voting electronically should facilitate the timely receipt of your proxy.

Stockholders of Record. You may attend the annual meeting by following the instructions on the virtual annual meeting website at meetnow.global/MT244SG.

Beneficial Owners. Beneficial owners that want to attend the annual meeting online have two options:

•

Registering in Advance of the Annual Meeting. You may attend the annual meeting online by registering in advance of the annual meeting. To register, submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your shares of common stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on June 10, 2024. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy to legalproxy@computershare.com

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•	By mail: Computershare

GameStop Corp. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

•	Registering at the Annual Meeting. Visit the virtual annual meeting website at meetnow.global/MT244SG for more information on the available options and registration instructions.

We expect that the vast majority of beneficial owners will be able to attend the annual meeting using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee that this option will be available for every type of beneficial owner voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the annual meeting. Beneficial owners may choose the Registering in Advance of the Annual Meeting option above, if they prefer to use this traditional, paper-based option.

The online meeting will begin promptly at10:00 a.m., CDT. We encourage you to access the meeting prior to the start time leaving ample time to check in.

7. Do I Need to Register to Attend the Annual Meeting Virtually?

Registration is only required if you are a beneficial owner, as set forth above.

8. What Constitutes a Quorum?

A quorum of common stockholders is required to hold a valid annual meeting of stockholders. Unless a quorum is present at the annual meeting, no action may be taken at the annual meeting, except the adjournment thereof to a later time. The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting must be present or represented by proxy to constitute a quorum. All valid proxies returned will be included in the determination of whether a quorum is present at the annual meeting. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those uninstructed shares, constituting “broker non-votes,” will be considered as present for determining a quorum, but will not be voted with respect to that matter.

9. What Is a Broker Non-Vote?

A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. For routine matters, the New York Stock Exchange (the “NYSE”) gives brokers the discretion to vote, even if they have not received voting instructions from the beneficial owners. Each broker has its own policies that control whether or not it casts votes for routine matters. In this Proxy Statement, the ratification of our independent registered public accounting firm is expected to be considered routine by the NYSE.

10.What Vote Is Required to Approve Each Proposal?

Voting Rights Generally. Each share of common stock is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders have no cumulative voting rights. Although the advisory vote on Proposal 2 is non-binding, as provided by law, the Compensation Committee of the Board and the Board will review the results of the vote and, consistent with our record of stockholder engagement, will consider the results of the vote when making future compensation decisions.

Election of Directors. Our Bylaws provide that, in an uncontested election, a nominee for director is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for such nominee. The majority voting standard does not apply in contested elections, and directors are elected by a plurality of the votes cast in a contested election.

The majority voting standard will apply to the election of directors at the annual meeting. Accordingly, a nominee for election to the Board will be elected if the number of votes cast “for” such nominee exceeds the number of votes cast “against” that nominee. Abstentions and broker non-votes will not be treated as votes cast in the election of a director and will therefore have no effect on the result of such vote.

2024 Proxy Statement | 3

Advisory Vote on Executive Compensation. Approval on an advisory, non-binding basis of the compensation of our NEOs requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting on this proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. Broker non-votes (if any) will have no effect on this proposal because they are not entitled to vote on this proposal. As an advisory vote, the proposal to approve the compensation of our NEOs is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, and the Board value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions.

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of our Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending February 1, 2025 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting on this proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. The approval of this proposal is a routine matter on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal. Broker non-votes (if any) will have no effect on the outcome of this proposal because they are not entitled to vote on this proposal. If the stockholders should not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment.

Stockholder Proposal. Approval of the stockholder proposal described in this Proxy Statement, if properly presented at the annual meeting, requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting on this proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. Broker non-votes (if any) will have no effect on this proposal because they are not entitled to vote on this proposal.

11.Who Counts the Votes?

We have engaged Computershare, our transfer agent, to act as our independent tabulator to receive and tabulate votes and to act as our inspector of election. Computershare will certify the results and determine the existence of a quorum and the validity of proxies and ballots.

12.How can I contact GameStop’s transfer agent?

Contact our transfer agent by either writing to Computershare Investor Services, PO BOX 43006, Providence, RI, 02940-3006 (courier services should be sent to Computershare Investor Services, 150 Royall Street, Suite 101, Canton, MA 02021), by telephoning shareholder services 1-800-522-6645 (toll free within the USA, US territories and Canada), or by visiting their Investor Centre™ portal at www.computershare.com/investor.

13.Who Pays the Cost of Solicitation of Proxies?

We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

14.What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or held in more than one account. You should vote each of your accounts via the Internet, by telephone or mail. If you mail your proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted.

15.How Do I Submit a Stockholder Proposal for Next Year’s Annual Meeting?

Stockholder proposals may be submitted for inclusion in the Proxy Statement for our 2025 annual meeting of stockholders in accordance with Rule 14a-8 of the Securities and Exchange Commission (“SEC”). See “Other Matters—Proposals Pursuant to Rule 14a-8” later in this Proxy Statement. In addition, eligible stockholders are entitled to nominate and include in our Proxy Statement for our 2025 annual meeting director nominees, subject to limitations and requirements in our Bylaws. See “Other Matters—Proxy Access Director Nominees” later in this Proxy Statement. Any stockholder who wishes to propose any business at the 2025 annual

4 | 2024 Proxy Statement

meeting other than for inclusion in our Proxy Statement pursuant to Rule 14a-8 or pursuant to the proxy access provisions in our Bylaws must provide timely notice and satisfy the other requirements for stockholders proposals in our Bylaws. See “Other Matters—Other Proposals and Nominees” later in this Proxy Statement. Proposals should be sent via registered, certified, or express mail to: Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

16.What is Included in the Proxy Materials?

We have furnished our Annual Report with this Proxy Statement. The Annual Report includes our audited financial statements for fiscal 2023, along with other financial information about us. Our Annual Report is not part of the proxy solicitation materials.

You can obtain, free of charge, a copy of our Annual Report, which includes our audited financial statements, by:

•	accessing our website at http://investor.gamestop.com;

•	writing to our Secretary, at 625 Westport Parkway, Grapevine, Texas 76051; or

•	calling (817) 424-2000.

You can also obtain a copy of our Annual Report and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

17.How Can I Access the Proxy Materials Electronically?

Your proxy card will contain instructions on how to:

•	view our proxy materials for the annual meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at http://investor.gamestop.com.

18. How Are the Proxy Materials Being Distributed?

On or about May 1, 2024, we will begin mailing the proxy materials to stockholders of record as of April 19, 2024, and we will post our proxy materials at http://investor.gamestop.com. In addition, the website provides information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

19.Can Stockholders and Other Interested Parties Communicate Directly with The Board?

Yes. We invite stockholders and other interested parties to communicate directly and confidentially with the full Board, the Chair of the Board or the non-management directors as a group by writing to the Board, the Chair or the Non-Management Directors, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, Attn: Secretary. The Secretary will forward such communications to the intended recipient or recipients and will retain copies for our corporate records.

20.Can I Participate and Ask Questions During the Virtual Annual Meeting?

Yes. Beginning at least 30 minutes prior to, and during the annual meeting, you will be able to access the Rules of Conduct applicable to the annual meeting. We will hold a Q&A session during the annual meeting, during which we intend to answer questions that are pertinent to the items being brought before the stockholder vote at the annual meeting, as time permits and in accordance with our Rules of Conduct for the annual meeting.

Stockholders of Record. If you are a stockholder of record, you may submit questions by accessing the meeting site at meetnow.global/MT244SG and following the directions.

Beneficial Owners. If you are a beneficial owner, please see the registration options set forth above under “6. How Can I Attend the Annual Meeting?” to submit questions.

21. What if I have technical or other “IT” problems logging into or participating in the virtual 2024 Annual Meeting?

We encourage you to access the meeting site in advance of the annual meeting start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual meeting site.

2024 Proxy Statement | 5

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nomination Process

The Board has nominated each of the five individuals identified below under “The Nominees” to stand for election at the annual meeting.

Each director elected at the annual meeting will hold office for a term expiring at the 2025 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees identified in this Proxy Statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected by the stockholders. We have no reason to believe that any of the nominees will be unable to serve as a director. However, should any nominee be unable to serve if elected, the Board may reduce the number of directors or recommend a substitute nominee. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated by the Board.

The Director Nominees

The following table sets forth the names and ages of the individuals nominated by the Board for election at the annual meeting, the years they first became a director, the positions, if any, they hold with the Company, and the standing committees of the Board, if any, on which they serve as of April 19, 2024:

Name	Age	Director Since	Position with the Company	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Ryan Cohen(1)	38	2021	President, Chief Executive Officer and Chairman

Alain (Alan) Attal	54	2021	Lead Independent Director	X	X(2)	X(2)

Lawrence (Larry) Cheng	48	2021	Director		X	X

James (Jim) Grube	53	2021	Director	X(2)	X

Yang Xu	45	2021	Director	X		X

(1)	Chair of the Board of Directors and Sole Employee-Director
(2)	Committee Chair

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Director Nominee Qualifications and Experience

Our business is managed under the direction of the Board and we strive to maintain a board with a mix of skills and experiences that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision. The following matrix presents qualifications and experiences the Board considered in recommending each director nominee for election:

Qualifications and Experience	Ryan Cohen	Alan Attal	Larry Cheng	Jim Grube	Yang Xu

Business experience in a senior leadership position provides the perspective and practical understanding of leading a business organization	●	●	●	●	●

Finance and capital allocation experience gained from experience as a chief executive officer, finance or accounting executive, or audit committee member is important because effective capital allocation, accurate financial reporting and effective internal controls are critical to our success

	●	●	●	●	●

Marketing or brand management experience is valuable because of the strategic importance of consumer positioning and brand management in the specialty retail business	●	●

Retail experience provides an understanding of strategic and operational issues facing specialty retail companies	●	●	●	●

Ecommerce experience helps guide our strategic emphasis on online and mobile channels and building a superior customer experience	●	●	●	●

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Biographies of Director Nominees

The biographies describe each director nominee’s qualifications and relevant experience. The biographies include key qualifications, skills and attributes most relevant to the decision to nominate candidates to serve on the Board.

RYAN COHEN - President, Chief Executive Officer and Chairman of the Board

Director Since: 2021	Age: 38

Other Public Company Directorships:	• None

GameStop Committees:	• None

Ryan Cohen has been a member of the Board since January 2021. He was elected Chairman of the Board in June 2021 and appointed Chief Executive Officer in September 2023. Mr. Cohen is also the manager of RC Ventures LLC and a sizable stockholder of the Company. Mr. Cohen previously founded and served as the Chief Executive Officer of Chewy, Inc. (NYSE: CHWY), where he oversaw the company’s growth and ascension to market leadership in the pet industry. Mr. Cohen led Chewy through its successful sale to PetSmart Inc. prior to stepping down in 2018.

Director Qualifications: In addition to his ownership perspective, Mr. Cohen brings to the Board his demonstrated leadership experience as a successful entrepreneur and his extensive experience in retail, technology and consumer marketing verticals, having overseen merchandising, marketing, supply chain, ecommerce and business development.

ALAN ATTAL - Lead Independent Director

Director Since: 2021	Age: 54

Other Public Company Directorships:	• None

GameStop Committees:	• Audit Committee

• Compensation Committee, Chair

• Nominating and Corporate Governance Committee, Chair

Mr. Attal is an ecommerce executive and entrepreneur with more than two decades of experience building and managing businesses. From 2017 through 2018, Mr. Attal served as the Chief Marketing Officer of Chewy, Inc. (NYSE: CHWY) and oversaw an annual acquisition budget of more than $300 million, which was allocated to broadcast, direct mail and digital advertising and engagement initiatives. From 2011 through early 2017, he served as Chewy’s Chief Operating Officer and oversaw its expansion from three people to more than 10,000 employees and $3 billion in revenues.

Director Qualifications: Mr. Attal brings to the Board more than two decades of experience building and managing businesses, having served in senior management positions overseeing marketing and operations.

LARRY CHENG - Independent Director

Director Since: 2021	Age: 48

Other Public Company Directorships:	• Grove Collaborative Holdings, Inc.

GameStop Committees:	• Compensation Committee

• Nominating and Corporate Governance Committee

Larry Cheng is Co-Founder and Managing Partner of Volition Capital, LLC, a leading growth equity investment firm based in Boston, Massachusetts and the first investor in Chewy, Inc. (NYSE: CHWY). He has more than two decades of venture capital and growth equity investing experience based on time at Volition Capital, Fidelity Ventures, Battery Ventures, and Bessemer Venture Partners. He presently leads the Internet and Consumer team at Volition Capital, focusing on disruptive companies in ecommerce, internet services, consumer brands, and digital media and gaming. He received his bachelor’s degree from Harvard College where he concentrated in Psychology.

Director Qualifications: Mr. Cheng brings to the Board significant experience in capital allocation, finance, ecommerce, internet services, consumer brands, digital media and gaming.

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JIM GRUBE - Independent Director

Director Since: 2021	Age: 53

Other Public Company Directorships:	• None

GameStop Committees:	• Audit Committee, Chair

• Compensation Committee

Mr. Grube is a business and finance executive with more than two decades of corporate experience. He was most recently the Chief Financial Officer of Rad Power Bikes, a global e-bike mobility company. He previously served as the Chief Financial Officer of Vacasa (Nasdaq: VCSA) from 2019 through 2020, a North American vacation rental management company, and as Chief Financial Officer of Chewy, Inc. (NYSE: CHWY) from 2015 through 2018. He was formerly Senior Vice President of Finance at Hilton (NYSE: HLT) from 2009 through 2015 and a Director of Finance at Amazon (Nasdaq: AMZN) from 2007 through 2009. He has a bachelor’s degree in Industrial Engineering from Purdue University and received his master’s degree from the Massachusetts Institute of Technology. Mr. Grube also serves as a member of the board of directors of Carewell, a Miami, FL based ecommerce company that offers home health products and information, and as a member of the board of directors and the chairman of the Audit Committee for Job&Talent, a Madrid, Spain based company and a provider of a leading marketplace for essential work.

Director Qualifications: Mr. Grube brings to the Board more than two decades of corporate experience, having served in senior management positions overseeing finance, accounting, treasury, tax, and procurement.

YANG XU - Independent Director

Director Since: 2021	Age: 45

Other Public Company Directorships:	• None

GameStop Committees:	• Audit Committee

• Nominating and Corporate Governance Committee

Yang Xu is the Chief Financial Officer of the Straumann Group, a global market leader in esthetic dentistry. She has more than 20 years of broad experience in capital markets, finance, strategic planning, transactions and business operations in the U.S., Asia and Europe. Prior to joining the Straumann Group, she held roles with The Kraft Heinz Company (Nasdaq: KHC), Whirlpool Corporation (NYSE: WHR) and General Electric Healthcare (Nasdaq: GEHC). She has a bachelor’s degree in Finance from Wuhan University, a master’s degree in management from the HEC School of Management and a master’s in Business Administration from the London Business School.

Director Qualifications: Ms. Xu brings to the Board more than two decades of broad experience, including in capital markets, finance, strategic planning, transactions and business operations.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE BOARD’S FIVE NOMINEES. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR ALL FIVE NOMINEES UNLESS A VOTE AGAINST A NOMINEE OR ABSTENTION IS SPECIFICALLY INDICATED.

The Board of Directors

Board Oversight of Strategy

The Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, consumer trends and competitive developments. The Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, as relevant, at Board committee meetings. Matters of strategy also inform committee-level discussions of many issues, including business risk. Engagement of the Board on these issues and other matters of strategic importance continues in between Board meetings, including through updates to the Board on significant items. Each director is expected to and does bring to bear his or her own talents, insights and experiences on these strategy discussions.

Meetings and Committees of the Board

The Board met six times during fiscal 2023. Each incumbent director who served on the Board at any time during fiscal 2023 attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees thereof on which they served (held during the period in fiscal 2023 that he or she served).

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

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Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews:

•	The adequacy and integrity of our financial statements, financial reporting process and disclosure controls and procedures and internal controls over financial reporting;

•	The appointment, termination, compensation, retention and oversight of the independent registered public accountants;

•	The scope of the audit performed by the independent registered public accounting firm of our books and records;

•	The internal audit function and plan;

•	Our compliance with legal and regulatory requirements; and

•	With management and the independent auditor, any related party transactions and approves such transactions, if any.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding our accounting, internal accounting controls and auditing matters. The Board has adopted a written charter setting out the functions of the Audit Committee (the “Audit Committee Charter”), a copy of which is available on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. As required by the Audit Committee Charter, the Audit Committee will continue to review and reassess the adequacy of the Audit Committee Charter annually and recommend any changes to the Board for approval.

The current members of the Audit Committee are Jim Grube (Chair), Alan Attal and Yang Xu, each of whom is an “independent” director under the listing standards of the NYSE. The Board has determined that Mr. Grube has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the SEC. The Audit Committee met four times during fiscal 2023.

Compensation Committee

The Compensation Committee is primarily responsible for:

•	Establishing and reviewing the compensation of the Chief Executive Officer and all other executive officers;

•	Establishing and approving the terms of employment for new executive officers and the terms associated with any executive officer’s termination;

•	Making recommendations to the Board with respect to incentive-compensation and equity-based plans, which are subject to Board approval;

•

Administering and exercising all authority granted to it under any incentive compensation plans covering primarily executive officers or involving the compensatory issuance of Company securities, whether currently existing or hereafter adopted by the Board; and

•	The annual report on executive compensation for inclusion in our annual Proxy Statement.

The Compensation Committee has the authority to engage executive compensation advisers, if desired, to assist the Compensation Committee in conducting its duties.

The current members of the Compensation Committee are Alan Attal (Chair), Larry Cheng and Jim Grube, each of whom meets the independence standards of the NYSE and the SEC. The Board has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Compensation Committee met four times during fiscal 2023.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is primarily responsible for:

•	Reviewing and recommending to the Board candidates for service on the Board and its committees, including the nomination of existing directors;

10 | 2024 Proxy Statement

•

Establishing, maintaining and periodically assessing a process for the receipt and consideration of written recommendations for Board candidates in accordance with applicable rules of the NYSE and any other applicable laws, rules and regulations;

•	Periodically reviewing and making recommendations to the Board regarding the size and composition of the Board and its committees;

•	Annually reviewing the independence of the directors;

•	Overseeing our orientation process for newly elected directors and regularly assessing the adequacy of, and need for, additional director continuing education programs;

•	Overseeing the annual performance evaluation of the Board and its committees and management; and

•	Periodically reviewing and recommending changes to our Corporate Governance Guidelines.

The current members of the Nominating and Corporate Governance Committee are Alan Attal (Chair), Larry Cheng and Yang Xu, each of whom meets the independence standards of the NYSE. The Board has adopted a written charter setting out the functions of the Nominating and Corporate Governance Committee, a copy of which can be found on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Nominating and Corporate Governance Committee met three times during fiscal 2023.

Minimum Qualifications

The Nominating and Corporate Governance Committee ensures that the Board possesses the right mix of skills and experiences to provide effective guidance and oversight to management as it executes our short and long-term strategy. The Nominating and Corporate Governance Committee does not set specific minimum qualifications for directors, except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Instead, we seek nominees for director who possess business acumen, high integrity, an ownership mentality, and a deep genuine interest in GameStop. The Board also believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments and (iii) the relative standing of the Company and its business segments in relation to its competitors. We do not believe diversity, whether of gender, race/ethnicity or any other criteria, is a meaningful basis by which to identify and assess the qualifications of director nominees nor do we seek director nominees purely for the sake of diversity. The Board has established a director retirement age of 75, unless the Chair of the Board grants a waiver as permitted under the retirement policy. Currently, none of our directors is of retirement age.

Nominating Process

The Nominating and Corporate Governance Committee will consider recommendations for director candidates from a variety of sources (including incumbent directors, stockholders (in accordance with the procedures described below), our management and third-party search firms). When nominating an incumbent director for re-election at an annual meeting, the Nominating and Corporate Governance Committee considers the director’s performance on the Board and its committees and the director’s qualifications in light of the Nominating and Corporate Governance Committee’s assessment of the Board’s needs. The Nominating and Corporate Governance Committee has not adopted any criteria for evaluating a candidate for nomination to the Board that differ depending on whether the candidate is nominated by a stockholder, an incumbent director, our management, third-party search firm or other source.

Consideration of Stockholder-Nominated Directors

In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board in accordance with our Bylaws. See “Other Matters—Other Proposals and Nominees” later in this Proxy Statement. Also, our Bylaws include a proxy access provision, which allows a stockholder, or a group of up to 25 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 25% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article III of the Bylaws. The complete text of our Bylaws, as amended, is available on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. See “Other Matters—Proxy Access Director Nominees” elsewhere in this Proxy Statement.

Annual Board Evaluation Process

The Board recognizes that a constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating

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and Corporate Governance Committee and aim to assess Board and committee effectiveness as well as individual Director performance and contribution levels. The Nominating and Corporate Governance Committee and full Board consider the results of these evaluations in connection with their review of director nominees to ensure the Board continues to operate effectively.

Our directors regularly complete governance questionnaires and self-assessments. These questionnaires and assessments, and feedback from discussions between members of the Nominating and Corporate Governance Committee and individual directors, facilitate a candid assessment of: (i) the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; (ii) the Board’s structure, composition and culture; and (iii) the mix of skills, qualifications and experiences of our directors.

Corporate Governance

Director Independence; Independence Determination

The Board has adopted the definition of independence in the listing standards of the NYSE. In its assessment of director independence, the Board considers all commercial, charitable and other relationships and transactions that any director or member of his or her immediate family may have with us, with any of our affiliates or with any of our consultants or advisers.

The Board has affirmatively determined that each of Alan Attal, Larry Cheng, Jim Grube and Yang Xu is independent under the NYSE standards as well as under standards set forth in SEC regulations, and that the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are composed exclusively of independent directors under the foregoing standards. The Board has affirmatively determined that each of its non-management directors serving on the Board and the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee during fiscal 2023 were independent under the NYSE standards as well as under standards set forth in SEC regulations. The Board did not determine Mr. Cohen to be independent because of his current executive position.

Our independent and non-management directors hold regularly scheduled executive sessions without management present.

Board Leadership Structure

In June 2023, the Board appointed Ryan Cohen as Executive Chairman of the Board and Alan Attal as Lead Independent Director. Subsequently, in September 2023, the Board appointed Mr. Cohen as the Company’s President, Chief Executive Officer and Chairman. Therefore, the Board’s leadership structure is currently composed of a combined President, Chief Executive Officer and Chair of the Board, a Lead Independent Director and three other independent directors.

The Board believes that having a combined President, Chief Executive Officer and Chair of the Board enhances the Board’s oversight of our day-to-day operations and provides additional management expertise with respect to the complexities of our business units. The establishment and maintenance of the Lead Independent Director role is intended to provide an element of Board leadership that is separate and distinct from executive management, thereby facilitating robust, independent and objective contributions from the independent directors. The Lead Director’s principal responsibilities and duties include:

•	collaborating with the President, Chief Executive Officer and Chairman of the Board;

•	coordinating the endeavors of the independent directors;

•	presiding at meetings of the Board at which the President, Chief Executive Officer and Chairman of the Board is not present;

•	evaluating the performance of the Board and providing Board performance feedback to the President, Chief Executive Officer and Chairman of the Board;

•	evaluating the performance of the President, Chief Executive Officer and Chairman of the Board in consultation with the committees of the Board, as necessary;

•	coordinating the selection and retention of independent consultants and advisors to the Board, as necessary and appropriate;

•	discussing Board governance matters with major stockholders and other stakeholders, if requested; and

•	performing such other functions as our Bylaws of the Company provide or as the Board may specify from time to time.

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In addition, all directors play an active role in overseeing our business both at the Board and committee level. This structure, together with our other corporate governance practices, provides independent oversight of management while ensuring clear strategic direction for us. The Board believes that at this time our stockholders are best served by this structure.

Majority Voting in the Election of Directors

Directors must be elected by a majority of the votes cast in elections for which the number of nominees for election does not exceed the number of directors to be elected. A plurality vote standard applies to contested elections where the number of nominees exceeds the number of directors to be elected. Our Bylaws provide that any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender his or her resignation for consideration by our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s or the Board’s decision. In determining its recommendation to the Board, the Nominating and Corporate Governance Committee will consider all factors that it deems relevant. Following such determination, we will promptly publicly disclose the Board’s decision, including, if applicable, the reasons for rejecting the tendered resignation.

Codes of Ethics

We have adopted a Code of Ethics for Senior Financial and Executive Officers that is applicable to our Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, any Executive Vice President, any Senior Vice President or Vice President employed in a finance or accounting role and any managing director or finance director of all our foreign subsidiaries. We have also adopted a Code of Standards, Ethics and Conduct applicable to all of our associates and non-employee directors. The Code of Ethics for Senior Financial and Executive Officers and the Code of Standards, Ethics and Conduct are available on our website at http://investor.gamestop.com/corporate-governance and are available in print to any stockholder who requests them in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. In accordance with SEC rules, we intend to disclose any amendment (other than any technical, administrative or other non-substantive amendment) to either of the above Codes, or any waiver of any provision thereof with respect to certain specified officers listed above, on our website at http://investor.gamestop.com/corporate-governance within four business days following such amendment or waiver.

Clawback Policy

To comply with SEC and NYSE rules, during fiscal 2023 we adopted a new clawback policy, a copy of which is filed with the SEC as an exhibit to our Annual Report, to provide for the recovery of any erroneously awarded incentive-based compensation, as defined under SEC and NYSE rules, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws. In the event that recovery is required, the Board will review and recover reasonably promptly all erroneously awarded incentive-based compensation awarded to or earned by our officers during the three-year period prior to the date we are required to prepare an accounting restatement. Recovery will be required on a “no fault” basis, without regard to whether any misconduct occurred and without regard to whether an executive officer was responsible for the erroneous financial statements. In addition, the clawback policy allows us to recover any incentive-based compensation received by an executive officer during certain periods to the extent the Board determines in its good faith judgment that any financial reporting measures or other operating metrics were achieved in whole or part as a result of fraud or other misconduct on the part of such executive officer, or fraud or other misconduct of other employees of the Company of which such executive officer had knowledge, whether or not such conduct results in a restatement of Company financial statements.

Equity Ownership Policy

The Board believes that it is important for each executive officer and non-employee director to have a financial stake in the Company to help align the executive officer’s and non-employee director’s interests with those of our stockholders. To that end, we have an equity ownership policy requiring that each executive officer and non-employee director maintain ownership of common stock with a value of at least the following:

Executive Officer or Non-employee Director	Fiscal 2023 Stock Ownership Guidelines

Chief Executive Officer	5 times base salary

Named Executive Officer	3 times base salary

Non-employee Director	$275,000

New executive officers or non-employee directors are given a period of five (5) years to attain full compliance with these requirements. These requirements will be reduced by 50% for executive officers after the executive officer reaches the age of 62 in order to facilitate appropriate financial planning.

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For purposes of these determinations, (i) stock ownership includes shares of common stock which are directly owned or owned by family members residing with the executive officer or non-employee director, or by family trusts, as well as vested options and vested restricted stock, and unvested restricted stock or equivalents, unless they are subject to achievement of performance targets, and common stock or stock equivalents credited to such executive officer or non-employee director under any deferred compensation plan, and (ii) common stock shall be valued per share using the 200-day trailing average NYSE per share closing price. As of February 3, 2024, each of our executive officers and non-employee directors was in compliance with our equity ownership policy (either because they owned adequate shares or are within the applicable grace period to obtain adequate shares).

Anti-Hedging Policy

Given that the aim of ownership of common stock is to ensure that employees and directors have a direct personal financial stake in our performance, hedging transactions on the part of employees and directors could be contrary to that purpose. Therefore, we have adopted an anti-hedging policy which states that the implementation by an employee or director of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds) based upon the value of our common stock and applied to equity securities granted to such employee or director, or held, directly or indirectly, by such employee or director, is strictly prohibited.

Corporate Governance Guidelines; Certifications

The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are available on our website at http://investor.gamestop.com/corporate-governance and are available in print to any stockholder who requests them in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

On an annual basis, our Chief Executive Officer submits to the NYSE the annual certification required by Section 303A.12(a) of the NYSE Listed Company Manual. In addition, we have filed with the SEC as exhibits to our Annual Report the certifications of our Chief Executive Officer and Principal Financial Officer required pursuant to Section 302 of the Sarbanes-Oxley Act relating to the quality of our public disclosure.

Communications Between Stockholders and Interested Parties and the Board

Stockholders and other interested persons seeking to communicate with the Board should submit any communications in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Our Secretary will forward such communication to the full Board or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All members of the Board are expected to attend the annual meeting and be available to address questions or concerns raised by stockholders. At our 2023 annual meeting of stockholders, all of our then incumbent directors who stood for re-election at the 2023 annual meeting attended the meeting virtually.

Succession Planning

The Board is responsible for succession planning and succession planning issues are discussed as a matter of course at regular Board meetings. In addition, the Nominating and Corporate Governance Committee periodically review succession plans for our senior executive officer positions, including the Chief Executive Officer.

Risk Oversight

Responsibility for risk oversight resides with the full Board. Committees have been established to help the Board carry out this responsibility by focusing on key areas of risk inherent in the business. The Audit Committee oversees risk associated with financial and accounting matters, including compliance with legal and regulatory requirements, related-party transactions and our financial reporting and internal control systems. The Audit Committee also oversees our internal audit function and regularly meets separately with representatives of our internal audit team, the Principal Financial Officer, external auditors and other financial and executive management. The Compensation Committee oversees risks associated with compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including vesting periods, equity ownership policies, and clawback provisions. The Compensation Committee and management also regularly review our compensation policies to determine effectiveness and to assess the risk they present to us. Based on this review, we have concluded that our compensation policies and

14 | 2024 Proxy Statement

procedures are not reasonably likely to have a material adverse effect on us. In addition, at least annually, the Board conducts a formal business review including a risk assessment related to our existing business and new initiatives. Because overseeing risk is an ongoing process and inherent in strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific topics or actions.

Director Compensation

Historically, each non-employee director (other than Mr. Cohen) elected at the annual meeting received a restricted stock unit (“RSU”) award with respect to a number of shares determined by dividing $200,000 by the average closing price of our common stock for the 30 trading days immediately preceding the annual meeting. Such RSUs vested upon the earlier of the next regularly scheduled annual meeting following the award date or the grantee’s death. One share of common stock is distributed in respect of each vested RSU within 60 days following the relevant vesting date or event. Under this structure, no cash compensation was paid to our non-employee directors.

Commencing with the 2024 annual meeting, the Board has decided to eliminate all compensation for non-employee directors. The Board believes that this new policy is consistent with the Company’s philosophy of creating an ownership mentality, encouraging investment by directors and executives in the Company, and aligning the interest of our directors with our stockholders. Under the new policy, our directors will only be compensated to the extent their own investment in the Company appreciates, uniquely situating our directors to drive stockholder value. The Board’s equity ownership policy described above remains in full force and effect.

Mr. Cohen declined to receive any compensation for his service as a director in fiscal 2023.

The following table provides information regarding compensation of our current non-employee directors for fiscal 2023.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total

Current Non-Employee Directors:

Alan Attal(2)	$—	$200,002	$200,002

Jim Grube(2)	—	200,002	200,002

Larry Cheng(2)	—	200,002	200,002

Yang Xu(2)	—	200,002	200,002

(1)

Reflects the grant date fair values in accordance with FASB ASC Topic 718. The grant date fair value of these awards may differ from the award values described in the narrative above, because grant date fair value is determined with reference to the closing price of our common stock on the grant date, whereas these awards were sized with reference to an average closing price of our common stock for a multi-day period preceding the applicable grant date. The Board decided to use this trailing average approach to determine award sizes to reduce the impact of short-term stock price volatility. These RSUs vest on the date of the annual meeting, subject to continued service to the Company.

(2)	As of February 3, 2024, each of the non-employee directors set forth in the above table held 8,772 unvested restricted stock units.

We have reimbursed and will continue to reimburse our directors for reasonable expenses incurred in connection with their attendance at Board and committee meetings. Because the Board believes that it is important for each director to have a financial stake in us to help align the director’s interests with those of our stockholders, we require our directors to maintain a certain level of ownership of common stock. For a description of the equity ownership policy, see “Corporate Governance-Equity Ownership Policy” above.

Directors who are also executive officers (presently, Mr. Cohen) do not receive additional compensation for their services as directors, and none of the directors receive additional compensation for their services as committee chairpersons, Lead Independent Director or as our Chair of the Board. Commencing with the 2024 annual meeting, non-employee directors will cease to receive any compensation for their services as directors, committee chairpersons, Lead Independent Director or as our Chair of the Board. Please see the portions of this Proxy Statement regarding executive compensation for a description of Mr. Cohen’s compensation.

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Executive Officers

The following table sets forth the names and ages of our current and former executive officers and the positions they hold or held, as applicable:

Name	Age	Title

Current Executive Officers:

Ryan Cohen(1)	38	President, Chief Executive Officer and Chairman

Daniel (Dan) Moore(2)	41	Principal Financial and Accounting Officer

Mark Robinson(1)(3)	46	General Counsel and Secretary

Former Executive Officers:

Matthew (Matt) Furlong(3)	45	Former President and Chief Executive Officer

Diana Saadeh-Jajeh(2)	54	Former Chief Financial Officer

Nir Patel(4)	42	Former Chief Operating Officer

(1)

On September 27, 2023, Mr. Cohen was appointed President, Chief Executive Officer and Chairman. In connection with his appointment, Mr. Cohen assumed the role of principal executive officer from Mr. Robinson, and Mr. Robinson remained the Company’s General Counsel and Secretary.

(2)

Effective as of August 11, 2023, Ms.Saadeh-Jajeh departed from service as our Chief Financial Officer, at which time Mr. Moore was named interim Principal Financial Officer and Principal Accounting Officer. On March 25, 2024, the Board promoted Mr. Moore to the role of Principal Financial Officer. Mr. Moore continued to serve in his role as the Principal Accounting Officer of the Company.

(3)

On June 5, 2023, the Company terminated Mr. Furlong as President and Chief Executive Officer, effective immediately. On June 7, 2023, Mr. Robinson was appointed General Manager and Principal Executive Officer of the Company.

(4)	On April 4, 2024, Mr. Patel departed from service as our Chief Operating Officer.

Business Experience of Executive Officers

Ryan Cohen. For background information on Mr. Cohen, please see “Biographies of Director Nominees.”

Dan Moore. Mr. Moore serves as the Company’s Principal Financial Officer, a role he has had since March 2024, and as the Company’s Principal Accounting Officer, a role he has had since August 2023. Prior to being appointed Principal Financial and Accounting Officer, Mr. Moore served in various roles since joining the Company in July 2021, including serving as interim Principal Financial Officer from August 2023 to March 2024. Prior to joining the Company in 2021, Mr. Moore served as Vice President, Tax at Elevate Textiles and Director of International Tax at Roper Technologies. Overall, Mr. Moore has over 19 years’ experience in finance, accounting and tax.

Mark Robinson. Mr. Robinson serves as our General Counsel and Secretary, a role he has had since January 2022, and has served in various roles at the Company since August 2015, including serving as our General Manager from June 2023 to September 2023. In his current role, he oversees the legal and human resources functions of the Company. Prior to joining the Company in 2015, Mr. Robinson held positions as an attorney at law firms Norton Rose Fulbright and Jones Day, where he provided counsel on corporate and finance transactions.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares of our common stock beneficially owned on April 19, 2024 by each director, each of the NEOs, each holder of 5% or more of our common stock and all of our directors and executive officers as a group (including shares of common stock that such person or holder has the right to acquire within 60 days of April 19, 2024). Except as otherwise noted, the individual director or executive officer (including former executive officers who were NEOs) or his or her immediate family members had sole voting and investment power with respect to the identified securities. Except as otherwise noted, the address of each person listed below is c/o GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The total number of shares of our common stock outstanding as of April 19, 2024 was 306,185,052.

	Shares Beneficially Owned

	Number (1)		%

5% Stockholders:

RC Ventures LLC	36,847,842	(2)	12.0%

P.O. Box 25250, PMB 30427

Miami, FL 33102

The Vanguard Group	25,450,256	(3)	8.3%

100 Vanguard Blvd.

Malvern, PA 19355

BlackRock, Inc.	22,544,527	(4)	7.4%

50 Hudson Yards

New York, NY 10001

Directors and Executive Officers:

Ryan Cohen	36,847,842	(2)	12.0%

Dan Moore	21,385	(5)	*

Mark Robinson	64,308	(6)	*

Alan Attal	562,464	(7)	*

Larry Cheng	73,860	(8)	*

Jim Grube	23,864	(9)	*

Yang Xu	19,860	(10)	*

Matt Furlong	51,800	(11)	*

Diana Saadeh-Jajeh	25,438	(12)	*

Nir Patel	242,995	(13)	*

All Directors and Officers as a Group (7 persons)	37,613,583	(14)	*

*	Less than 1.0%.

(1)

Shares of common stock that an individual or group has a right to acquire within 60 days after April 19, 2024 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

(2)

Based on information included in Amendment No. 7 to Schedule 13D filed with the SEC on June 13, 2023, by RC Ventures LLC (“RC Ventures”) and Ryan Cohen (“Mr. Cohen”). The 36,847,842 shares are owned directly by RC Ventures. Mr. Cohen, as the Manager of RC Ventures, may be deemed to beneficially own and to have sole power to vote and dispose of the Shares owned directly by RC Ventures.

(3)

Based on information included in its Amendment No. 14 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group has the sole power to dispose or direct the disposition with respect to 25,068,626 of these shares, the shared power to vote or direct to vote with respect to 93,857 of these shares, and the shared power to dispose or direct the disposition with respect to 381,630 of these shares.

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(4)

Based on information included in its Amendment No. 18 to Schedule 13G filed with the SEC on January 26, 2024, BlackRock, Inc. has the sole power to vote or to direct the vote with respect to 21,875,886 of these shares and sole power to dispose or direct the disposition with respect to 22,544,527 of these shares.

(5)	Includes 13,606 unvested restricted stock units.

(6)	Includes 48,732 unvested restricted stock units and 764 unvested restricted shares.

(7)	Includes 8,772 unvested restricted stock units.

(8)	Includes 8,772 unvested restricted stock units. Includes 65,088 shares owned by Cheng Capital LLC, an entity wholly owned by Mr. Cheng.

(9)	Includes 8,772 unvested restricted stock units.

(10)	Includes 8,772 unvested restricted stock units.

(11)

As of June 5, 2023, the date of his cessation of employment, Mr. Furlong beneficially owned 276,180 unvested restricted stock units. Subsequently, the vesting of 43,604 of the restricted stock units was accelerated and the shares became fully vested. The remaining 232,576 unvested restricted stock units were forfeited because the applicable vesting criteria were not satisfied. We do not have information as to Mr. Furlong’s current share ownership.

(12)

As of August 11, 2023, the date of her cessation of employment, Ms. Saadeh-Jajeh beneficially owned 64,068 unvested restricted stock units and 3,932 restricted shares. Ms. Saadeh-Jajeh subsequently forfeited 64,068 time-vested restricted stock units and 3,932 restricted shares because the applicable vesting criteria were not satisfied. We do not have information as to Ms. Saadeh-Jajeh’s current share ownership.

(13)

As of April 4, 2024, the date of his cessation of employment, Mr. Patel beneficially owned 856,348 unvested restricted stock units. Subsequently, the vesting of 94,648 of the restricted stock units was accelerated and the shares became fully vested. The remaining 761,700 unvested restricted stock units were forfeited because the applicable vesting criteria were not satisfied. We do not have information as to Mr. Patel’s current share ownership.

(14)

Of these shares 98,190 are unvested restricted shares or restricted stock units. Excludes Mr. Furlong, Ms. Saadeh-Jajeh, and Mr. Patel, as they are not current executive officers or directors of the Company.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Alan Attal (Chair), Larry Cheng and Jim Grube, none of whom has ever been an employee of the Company. No member of the Compensation Committee had a relationship requiring disclosure in this Proxy Statement under Items 404 or 407 of SEC Regulation S-K.

18 | 2024 Proxy Statement

PROPOSAL 2:	ADVISORY VOTE ON EXECUTIVE COMPENSATION

We believe that it is appropriate to solicit the views of our stockholders regarding the compensation of our NEOs. Accordingly, and in accordance with SEC rules implemented under Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from our stockholders on the compensation of our NEOs as described in this Proxy Statement.

As discussed more fully in the “Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee believes the NEOs should be compensated commensurate with their success in maintaining a high level of performance necessary for the Company to produce ongoing and sustained value for our stockholders.

In response to the advisory vote on the frequency of the advisory vote on executive compensation at our 2023 annual meeting, we conduct this advisory vote on executive compensation on an annual basis. This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board. Therefore, stockholders are not ultimately voting for the approval or disapproval of the Board’s recommendation on this proposal. The result of the vote will not impact any compensation that has already been paid or awarded to the executive officers.

In 2021, we redesigned our compensation program to ensure that the program is aligned with long-term stockholder value creation. Our stockholders voted overwhelmingly in favor of that program the last two years with over 95% and 96% support, respectively. Our 2024 compensation program is therefore a continuation of the program and principals developed in 2021. In addition, Ryan Cohen, our President, Chief Executive Officer and Chairman, has declined all forms of salary, benefits and other compensation from the Company. Mr. Cohen therefore only benefits to the extent his existing investment in the Company appreciates and is therefore uniquely situated to drive stockholder value. We strongly encourage stockholders to read the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosures in this Proxy Statement which discuss in greater detail the compensation of our executive officers, the Company’s compensation philosophy and the factors that the Compensation Committee considered in making compensation decisions.

Accordingly, the Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2024 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table (“SCT”) and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE RESOLUTION ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

2024 Proxy Statement | 19

Compensation Discussion and Analysis

Compensation Philosophy

We believe it is mutually beneficial for the Company and our employees to instill an ownership mentality and have a significant majority of compensation in the form of equity. Accordingly, our compensation program is designed to drive ownership of our work, our capital and our relationship to the customer as we focus on profitability. Our executive compensation program is administered by the Compensation Committee. The program is based upon the following guiding principles:

•	The compensation opportunities we offer should encourage long-term strategic thinking, motivate and reward executives for achieving go-forward business strategies and maximize stockholder value.

•

Compensation awards should be based on the fundamental principle of aligning the long-term interests of our employees with those of our stockholders. Therefore, a substantial portion of management’s compensation will be in the form of long-term equity compensation.

The Compensation Committee believes our compensation model is reflective of these guiding principles. The vast majority of our executive compensation program is tied to our stock price, directly aligning the interests of our executives with those of our stockholders. To the extent the Company succeeds in achieving our business strategy, our executives will be rewarded through stock price appreciation; however, failure to achieve our strategy and deliver sustainable stockholder value creation will lead to an erosion of realized pay to our executives. This fundamental commitment to pay for performance underscores our compensation decision making.

As mentioned above, Mr. Cohen, our President, Chief Executive Officer and Chairman, has declined all forms of salary, benefits and other compensation. Mr. Cohen therefore only benefits to the extent his existing investment in the stock of the Company appreciates, which directly aligns his interest with that of our stockholders.

The key elements of our compensation program for NEOs (excluding Mr. Cohen) are: base salary, new hire bonuses and equity incentives, as described below.

•

Base Salary. The base salaries of our NEOs are purposely designed to provide a modest level of cash compensation that is significantly less than those paid to senior leadership at similarly positioned companies, and significantly less than base salaries historically paid to our former executive officers.

•

New Hire Bonuses. NEOs receive a cash bonus typically paid during their first two years of employment to maintain targeted compensation near-term while their equity vesting schedule ramps up over time.

•

Equity Incentives. The primary component of a NEO’s total compensation is equity compensation issued in the form of time-vested restricted stock units. Accordingly, NEOs receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. Because our compensation program is designed to reward long-term performance and operate over a period of years, NEOs typically receive stock-based awards that vest over a number of years. Annual total compensation as reported in the SCT below includes the entire fair value as of the grant date of a stock award granted in that year, without regard to the fact that the grant vests over a number of years. As a result, our NEO’s total compensation as reported will be higher in years in which they receive a grant compared to years in which they do not receive a grant. While the equity incentives do not vest based on performance targets, due to the structure of our compensation plan, executive interests are directly linked with long-term stockholder performance.

•

Limited Perquisites. In 2021, we discontinued many of the perquisites available to NEOs in previous years, including disability insurance commensurate with executive salaries, third-party financial planning services, reimbursement of certain otherwise uninsured medical expenses and annual physical examinations. In 2023, we further reduced perquisites by eliminating Company funded life insurance and disability offerings. We believe that our executives should be compensated primarily through equity incentives and base salary and have no intention to establish new perquisites.

•

Limited Severance Benefits. All of our NEOs are employed on an “at-will” basis. We do not offer employment agreements with robust severance packages that include the acceleration of all unvested equity. We no longer offer employment agreements and provide severance benefits only in very limited circumstances.

The Compensation Committee oversees risks associated with our compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including vesting periods, investment policies, equity ownership policies and clawback provisions. The Compensation Committee and management also regularly review our compensation policies to determine

20 | 2024 Proxy Statement

effectiveness and to assess the risk they present to the Company. Based on this review, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Changes in Senior Management

On June 5, 2023, the Company terminated Mr. Furlong as President and Chief Executive Officer, effective immediately.

Mr. Robinson was subsequently appointed General Manager and Principal Executive Officer of the Company on June 7, 2023.

Effective as of August 11, 2023, Ms. Saadeh-Jajeh departed from service as our Chief Financial Officer, at which time Mr. Moore was appointed interim Principal Financial Officer and Principal Accounting Officer.

Effective as of September 27, 2023, Mr. Cohen was appointed President, Chief Executive Officer and Chairman of the Company. In connection with his appointment, Mr. Cohen assumed the role of Principal Executive Officer from Mr. Robinson, and Mr. Robinson remained the Company’s General Counsel and Secretary.

On March 25, 2024, the Board promoted Dan Moore to the role of Principal Financial Officer. Mr. Moore continued to serve in his role as the Principal Accounting Officer of the Company.

On April 4, 2024, Mr. Patel departed from service as our Chief Operating Officer.

Named Executive Officers

This Compensation Discussion and Analysis covers the fiscal 2023 compensation for the following NEOs, as determined under SEC rules (titles below reflect executives’ current roles):

Name	Title

Current Executive Officers:

Ryan Cohen	President, Chief Executive Officer and Chairman

Dan Moore	Principal Financial and Accounting Officer

Mark Robinson	General Counsel and Secretary

Former Executive Officers:

Matthew (Matt) Furlong	Former Chief Executive Officer

Diana Saadeh-Jajeh	Former Chief Financial Officer

Nir Patel	Former Chief Operating Officer

Response to Advisory Vote on Executive Compensation

A substantial portion of our stockholders (96.8% of votes cast) approved the fiscal 2022 compensation for our NEOs at the 2023 annual meeting of stockholders. We interpreted these results as a validation of our executive compensation program. We believe our current approach ensures that the long-term interests of our employees are aligned with those of our stockholders. The Compensation Committee will continue to consider alternatives based on feedback from its stockholders and revise the executive compensation program as it deems appropriate.

Compensation Determination Process

The Compensation Committee is responsible for developing the compensation levels for our NEOs. In 2021, we redesigned our compensation program and appointed all new NEOs. In determining the compensation levels for new NEOs, the Compensation Committee considered a variety of factors, including the NEOs’ level of responsibility and expected contributions to our future success.

The Compensation Committee may also periodically modify the compensation levels or grant additional equity to existing NEOs and other employees based on the factors set out above as well as past contributions to our performance.

2024 Proxy Statement | 21

Key Elements of Compensation

Our policies with respect to each of the key elements of NEO compensation are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package we provide to our executive officers. See below for details on our 2023 compensation program.

Base Salaries

As described above, our compensation program is designed so that the base salaries for our NEOs is a relatively small component of compensation (with the primary component of compensation being equity grants). Mr. Cohen has declined a base salary.

Name	Annual Fiscal 2023 Base Salary

Ryan Cohen	$—

Dan Moore(1)	$160,000

Mark Robinson	$200,000

(1)	Effective as of April 4, 2024, Mr. Moore’s annual base salary was increased to $200,000 in connection with his promotion to Principal Financial and Accounting Officer.

New Hire Bonuses

NEOs receive a one-time cash bonus that pays out over time and is intended to maintain targeted total compensation near-term while their equity vesting schedule ramps up over time. These bonuses are paid in bi-weekly installments beginning on the hire date or adoption date of the new compensation structure and typically decrease over time. While most new hire bonuses span the first two years from hire or adoption of the compensation program, they can bridge into subsequent years to address various pay factors as outlined in the Compensation Determination Process section. In connection with Mr. Robinson’s adoption of the new compensation program in 2021, Mr. Robinson received a bonus that mirrors the new hire bonus design.

On April 4, 2024, in connection with his promotion to Principal Financial and Accounting Officer, Mr. Moore’s total targeted compensation was increased, and Mr. Moore is scheduled to be granted an additional equity award. In order to maintain Mr. Moore’s target total compensation near-term while his new equity vesting schedule ramps up over time, Mr. Moore was awarded a cash bonus of $28,877 that was similar in form to a “new-hire” bonus. This bonus is reflected below in the 2023-2024 period.

Mr. Cohen has declined all forms of cash bonuses.

New hire bonuses offered to the NEOs are below:

	Bonus(1)
Name	Hire Date	2022-2023	2023-2024	2024-2025	2025-2026

Ryan Cohen	9/27/2023	$—	$—	$—	$—

Dan Moore	7/12/2021	$160,000	$28,877	$—	$—

Mark Robinson	8/17/2015	$165,000	$—	$—	$—

(1)	New hire bonuses are paid in bi-weekly installments beginning on the hire date or adoption date of the new compensation structure and are adjusted to subsequent amounts listed on an annual basis.

Separately, Mr. Moore also received a $25,000 spot bonus in fiscal 2023 in recognition of his service and contributions to the Company.

Equity

In fiscal 2023, we granted time-vested restricted stock units to both Mr. Robinson and Mr. Moore. Mr. Moore received grants in recognition of his contributions to the Company. Mr. Robinson received a grant in connection with his appointment as General Manager in June 2023. The service requirements otherwise applicable to these awards may be waived in certain scenarios; see “Offer Letters and Severance/Change in Control Benefits” elsewhere in this Proxy Statement.

22 | 2024 Proxy Statement

In connection with Mr. Moore’s promotion to Principal Financial and Accounting Officer, Mr. Moore is scheduled to be granted a restricted stock unit award on July 1, 2024. The equity award will be determined by dividing $540,000 by the average closing price of our common stock for the 30 trading days preceding the grant date and is scheduled to vest in twelve equal quarterly installments beginning on October 1, 2024.

Mr. Cohen has declined all forms of equity compensation.

	Target Value at Vesting
Name	2022-2023	2023-2024	2024-2025	2025-2026

Ryan Cohen	$—	$—	$—	$—

Dan Moore	$157,917	$433,333	$528,334	$186,667

Mark Robinson	$1,080,347	$1,504,662	$1,271,619	$—

Target Total Compensation Summary

In summary of the compensation elements detailed above, target total compensation for NEOs under our compensation program for the next four years is described in the table below. We analyze target compensation for each NEO on an annual basis from hire date. The below table is indicative of total target compensation from the anniversary of the NEO’s hire date occurring in the first year noted to the following anniversary in the second year noted.

Name	Hire Date	Total Target Compensation (with Target Equity Values Allocated by Year based on Vesting)
		2022-2023	2023-2024	2024-2025	2025-2026

Ryan Cohen	9/27/2023	$—	$—	$—	$—

Dan Moore	7/12/2021	$361,667	$647,110	$728,333	$386,667

Mark Robinson	8/17/2015	$1,445,347	$1,704,662	$1,471,619	$200,000

As described above, the Compensation Committee considers the following when determining total compensation for NEOs (other than Mr. Cohen):

•

Motivate and Reward Executives to Achieve Go-Forward Business Strategy: By awarding one-time, new hire RSU grants, our executive team has the potential for significant rewards through this program, but only to the extent the team executes on our long-range business and strategic objectives that result in share price appreciation. Any decrease in stock price will erode the realizable value that could be earned by our executives upon vesting.

•

Attract and Retain Executives Who Believe in the Company: The structure of this Long-Term Incentive (“LTI”) program ensures that we attract and retain executives who are willing to tie the vast majority of their compensation to stockholder value creation, given their belief in our long-term business strategy.

As mentioned above, Mr. Cohen has declined all forms of salary, benefits and other compensation from the Company for serving as President, Chief Executive Officer and Chairman. Mr. Cohen therefore only benefits to the extent his existing investment in the stock of the Company appreciates, which directly aligns his interest with that of our stockholders.

Offer Letters and Severance/Change in Control Benefits

We have issued offer letters or continuing employment letters to the NEOs (other than Mr. Cohen) detailing the terms of each NEO’s employment (the “Offer Letters”). The employment of all of our NEOs is “at will” and may be terminated by the Company or the executive at any time, and each executive is restricted from competing with us for a period of time after termination of employment regardless of the reason for the termination.

Under the terms of the Offer Letters, each executive is entitled to all benefits afforded to management personnel or as determined by the Board, including, but not limited to, insurance programs, vacation, sick leave and 401(k) benefits.

Mr. Robinson’s Offer Letter provides that, upon his termination of employment without cause, Mr. Robinson, subject to an effective release, would receive (A) six months of base pay, (B) an amount equal to six months of COBRA premiums for him and his

2024 Proxy Statement | 23

dependents, (C) any transformation bonus installments that had not yet been paid, (D) the portion of any equity award that was scheduled to be paid during the six-month period following termination and (E) any long-term incentive cash that was otherwise scheduled to vest during the six-month period following termination.

The Offer Letters of Messrs. Furlong and Patel provided that upon such executive’s termination of employment without cause, such executive, subject to an effective release, would receive (A) six months of base pay, (B) an amount equal to six months of COBRA premiums for the executive and their dependents, (C) any new hire bonus installments which have not already been paid and (D) the portion of the executive’s equity awards that would otherwise vest during the six months immediately following their termination. The Offer Letter of Ms. Saadeh-Jajeh provided that upon her termination of employment without cause, she would, subject to an effective release, receive (A) six months of base pay, (B) an amount equal to six months of COBRA premiums for her and his dependents, (C) any transformation bonus installments that had not yet been paid, (D) the portion of any equity award that was scheduled to be paid during the six-month period following termination and (E) any long-term incentive cash that was otherwise scheduled to vest during the six-month period following termination.

On April 4, 2024, the Company and Mr. Patel entered into a Separation Agreement and Mutual Release of Claims, which was filed with the SEC on April 4, 2024 (the “Separation Agreement”). The Separation Agreement provides for Mr. Patel’s departure from the Company as the Company’s Chief Operating Officer, effective April 4, 2024. The Separation Agreement contains a customary general release of claims by Mr. Patel and the Company and provides for the following: (i) a lump sum payment to Mr. Patel consisting of (a) ten weeks of base salary, (b) an amount equal to the applicable premiums for COBRA continuation coverage for two months, and (c) thirty percent of the remaining unearned portion of Mr. Patel’s sign-on bonus, and (ii) acceleration of vesting of thirty percent of the portion of Mr. Patel’s equity awards that were otherwise scheduled to vest in the ordinary course during the six-month period immediately following his separation date.

The triggering events which would result in the payment of the severance amounts described above were selected because they provide the applicable employees with a guaranteed level of financial protection upon loss of employment and are considered competitive with severance provisions being offered currently in the market. The estimated payments upon a hypothetical termination for each of the NEOs as of the end of fiscal 2023 are detailed in “Offer Letters and Potential Payments upon Termination or Change in Control” below. In addition, the actual payments made to Mr. Furlong, Ms. Saadeh-Jajeh and Mr. Patel are shown below under the heading “Actual Executive Separations.”

Other Compensation Considerations

Stock Ownership

We have adopted a stock ownership policy which requires our NEOs and non-employee directors to be stockholders. The Compensation Committee believes that ownership of stock of the Company that is material to the income of the individuals involved provides an appropriate incentive to such officers and non-employee directors and aligns their interests with the interests of our stockholders. For a description of the stock ownership policy, see “Corporate Governance—Equity Ownership Policy” above.

Clawback of Awards

We have adopted a formal clawback policy to recover past compensation awards from executive officers in the event of fraud or a restatement. For a description of the clawback policy, see “Corporate Governance—Clawback Policy” above.

Anti-Hedging

We have adopted a formal anti-hedging policy prohibiting our employees and non-employee directors from entering into any form of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments to protect against a loss in value of our common stock. For a description of the anti-hedging policy, see “Corporate Governance—Anti-Hedging Policy” above.

Retirement Benefits

Each of our executive officers is entitled to participate in our defined contribution 401(k) plan on the same basis as all other eligible employees. Historically, we matched the contributions of participants, subject to certain criteria. Effective January 1, 2024, the Company suspended employer matching contributions for all employees. Under the terms of the 2023 401(k) plan, as prescribed by the IRS, the contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($22,500 pre-tax and $7,500 catch-up for 2023). Our executive officers are subject to these limitations and therefore we do not consider our retirement benefits to be a material portion of the compensation program for our executive officers.

24 | 2024 Proxy Statement

Life Insurance

Historically, all of our active NEOs participated in our standard salaried employee group term life insurance program, but have their death benefits under that program increased to three times the employee’s base salary, up to a maximum death benefit of $1,500,000. The Company’s paid life-insurance program was discontinued on January 1, 2024.

Dividends

Ms. Saadeh-Jajeh and Mr. Robinson were previously issued shares of restricted stock under the terms of our previous LTI compensation program. Under the terms of the LTI award agreements pursuant to which those shares of restricted stock were issued, any dividends on unvested shares are accrued and will only be paid upon vesting of the underlying shares. Currently, we do not pay dividends on our common stock.

Benefits and Perquisites

We maintain traditional health and welfare benefit plans, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. We believe in a consistent benefit experience for all employees across the organization, regardless of level. As a result, we have eliminated and no longer offer certain executive-level perquisites sometimes offered by similar corporations, including disability insurance commensurate with executive salaries, third-party financial planning services, reimbursement of certain otherwise uninsured medical expenses and annual physical examinations.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with members of our management. Based on such review and discussions and relying thereon, we have recommended to the Board that the Compensation Discussion and Analysis set forth above be included in our 2023 Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

Alan Attal, Chair

Larry Cheng

Jim Grube

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Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation earned by our NEOs during the fiscal years indicated. The titles shown in the following table reflect the executives’ current roles.

Name	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation(5)	Total

Current Executive Officers:

Ryan Cohen(6)	2023	$—	$—	$—	$—	$—	$—

Chief Executive Officer
Dan Moore	2023	$166,154	$105,000	$166,219	$—	$6,557	$443,930
Principal Financial and Accounting Officer

Mark Robinson	2023	$193,846	$76,154	$225,990	$60,000	$7,657	$563,647

General Counsel and Secretary

Former Executive Officers:

Matt Furlong	2023	$78,462	$825,000	$—	$—	$186,736	$1,090,198
	2022	$200,000	$2,280,384	$—	$—	$2,325	$2,482,709
	2021	$115,385	$1,594,620	$14,852,476	$—	$250,453	$16,812,934
Diana Saadeh-Jajeh	2023	$115,385	$440,865	$—	$175,001	$5,047	$736,298
	2022	$195,192	$995,096	$1,005,648	$175,000	$9,740	$2,380,677
	2021	$357,115	$556,538	$3,337,585	$208,378	$18,406	$4,478,023

Nir Patel	2023	$207,692	$1,765,385	$—	$—	$—	$1,973,077
	2022	$130,769	$1,111,539	$34,772,060	$—	$247	$36,014,615

(1)

Mr. Patel was appointed to his role with the Company during fiscal 2022 and was not previously employed by us, as such the SCT does not include disclosure for years preceding fiscal 2022 for Mr. Patel. Messrs. Cohen, Robinson and Moore became NEOs during fiscal 2023, therefore, their respective compensation is not disclosed for years prior to fiscal 2023.

(2)

Ms. Saadeh-Jajeh’s salary was decreased to $190,000 annualized upon her acceptance of the new compensation program on August 1, 2021. Prior to this adjustment, Ms. Saadeh-Jajeh’s annualized salary was $375,000 until March 26, 2021 when she received an additional annualized temporary pay increase of $225,000 for her appointment to interim Chief Financial Officer, which was eliminated on July 12, 2021. Mr. Saadeh-Jajeh’s salary was modified again on July 11, 2022 in connection with her appointment as Chief Financial Officer, at which time her annual salary was increased from $190,000 to $200,000. Mr. Robinson’s salary increased from $170,000 to $200,000 on June 7, 2023 in connection with his appointment as General Manager.

(3)

The bonus amount for Mr. Moore includes $80,000 in new hire bonuses, with the remaining bonus attributed to a $25,000 spot bonus in recognition of his service and contributions to the Company. The bonus amount for Mr. Robinson is composed of a $76,154 bonus attributed to his adoption of the new compensation program beginning in July 2021. Bonus amounts for Messrs. Furlong and Patel are composed of new hire bonuses as detailed in their offer letters. The bonus amount for Ms. Saadeh-Jajeh includes $27,500 in spot bonuses issued in connection with her tenure as interim Chief Financial Officer in 2021, with the remaining bonus attributed to her adoption to the new compensation program beginning in August 2021.

(4)	Reflects the grant date fair value for the designated fiscal years for the restricted stock awards in accordance with ASC 718 based on the common stock price on the date of grant.

(5)

The amount reported in the “All Other Compensation” column in fiscal 2023 for Mr. Furlong is composed of the following: (a) $124.85 in Company funded long-term disability insurance benefits; (b) $139.59 in Company funded life insurance benefits; (c) $1,846.20 in 401(k) matching contributions; and (d) $184,625.29 in cash severance payments. The severance payments, which were made in connection with Mr. Furlong’s offer letter, are detailed in the “Offer Letters and Severance/Change in Control Benefits” section.

(6)	Mr. Cohen has declined all forms of salary, benefits and other compensation from the Company for serving as President, Chief Executive Officer and Chairman.

26 | 2024 Proxy Statement

Grants of Plan-Based Awards in Fiscal 2023

The following table shows all grants of plan-based awards, which consisted of grants of time-vested restricted stock units or shares of our common stock made in fiscal 2023.

Name	Grant Date	Equity Incentive Plan Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(2)

Current Executive Officers:

Ryan Cohen		—	$—

Dan Moore(3)	6/1/2023	3,312	$79,819

Dan Moore(4)	11/1/2023	6,641	$86,399

Mark Robinson(5)	6/12/2023	9,300	$225,990

Former Executive Officers:

Matt Furlong(6)		—	$—

Diana Saadeh-Jajeh(6)		—	$—

Nir Patel(6)		—	$—

(1)	Equity Incentive Plan Awards consist of restricted stock units. For additional information on these grants, refer to the discussion under “Equity” in the Compensation Discussion and Analysis above.

(2)	The grant date fair value of each equity award was computed in accordance with ASC 718 based on the closing price of common stock on the grant date.

(3)	This award was granted to Mr. Moore prior to him becoming an NEO in recognition of his service and contributions to the Company and vested in 2 equal tranches—50% after 1 month and 50% after 7 months.

(4)

This award was granted to Mr. Moore in recognition of his service and contributions to the Company and vests in 4 equal tranches—25% after the first 2 months and 25% every subsequent 3 months until fully vested one year from the grant date.

(5)	This award was granted to Mr. Robinson in connection with his appointment as General Manager and vests in full on the first anniversary of the grant date.

(6)	No awards were granted to Mr. Cohen, Mr. Furlong, Ms. Saadeh-Jajeh or Mr. Patel in fiscal 2023.

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Outstanding Equity Awards at Fiscal 2023 Year-End

The following table provides information for the NEOs regarding outstanding equity awards held as of February 3, 2024. In accordance with SEC rules, the year-end values in the table for the market value of shares that have not vested have been calculated based on the $14.73 per share closing price of common stock on February 2, 2024 (the last trading date of the fiscal year).

On April 4, 2024, Mr. Patel ceased to be employed by us. The employment cessation of Mr. Patel resulted in the vesting of a portion of certain of his awards at values that are different than shown in the table below. Please see below under “Actual Executive Separations” for additional information regarding the treatment of these awards.

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Current Executive Officers:

Ryan Cohen		—	$—	—	$—

Dan Moore (2)	10/1/2021	12,772	$188,132	—	$—

Dan Moore (3)	10/1/2022	939	$13,831	—	$—

Dan Moore (4)	11/1/2023	4,981	$73,370	—	$—

Mark Robinson (5)	5/3/2021	764	$11,254	—	$—

Mark Robinson (2)	7/1/2021	6,984	$102,874	—	$—

Mark Robinson (6)	7/1/2022	48,664	$716,821	—	$—

Mark Robinson (7)	6/12/2023	9,300	$136,989	—	$—

Former Executive Officers:

Matt Furlong		—	$—	—	$—

Diana Saadeh-Jajeh		—	$—	—	$—

Nir Patel (8)	7/1/2022	405,640	$5,975,077	—	$—

Nir Patel (9)	7/1/2022	450,708	$6,638,929	—	$—

(1)	Represents unvested restricted share units and restricted shares outstanding as of February 3, 2024.

(2)

Mr. Moore’s October 1, 2021 award and Mr. Robinson’s July 1, 2021 award vest in 6 tranches over four years—5% after the first 12 months, 15% after 24 months, and 20% every subsequent six months until fully vested four years from the grant date.

(3)	Mr. Moore’s October 1, 2022 award vests in 6 equal tranches over a three-year period.

(4)	Mr. Moore’s November 1, 2023 award vests in 4 equal tranches—25% after the first 2 months and 25% every subsequent 3 months until fully vested one year from the grant date.

(5)	Mr. Robinson’s May 3, 2021 award vests in 3 equal tranches over a three-year period.

(6)

Mr. Robinson’s July 1, 2022 award vests in 6 tranches over 3 years—16% after the first 3 months, 16% after 9 months, and 17% every subsequent 6 months until fully vested three years from the grant date.

(7)	Mr. Robinson’s June 12, 2023 award vests in full on the first anniversary of the grant date.

(8)

Mr. Patel’s July 1, 2022 award vests in five tranches over five years—10% after the first 12 months, 20% after 24 months, and 23.333% every subsequent 12 months until fully vested five years from the grant date.

28 | 2024 Proxy Statement

(9)

Mr. Patel’s July 1, 2022 award represents a discretionary equity award granted by the Compensation Committee as an inducement to accept his offer of employment with the Company and to buy out certain equity entitlements and other compensation Mr. Patel was forfeiting from his former employer. This award vests in three equal tranches over three years—1/3rd on each anniversary of the grant date until fully vested three years from the grant.

Stock Vested and Option Exercises

The following table provides information for the executive officers named in the SCT regarding shares acquired upon vesting of stock awards during fiscal 2023 by those executive officers. There are no outstanding options in 2023.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)

Current Executive Officers:

Ryan Cohen	—	$—

Dan Moore	7,832	$147,991

Mark Robinson	36,308	$716,839

Former Executive Officers:

Matt Furlong (2)	43,604	$1,042,572

Diana Saadeh-Jajeh	34,856	$810,449

Nir Patel	270,420	$6,194,869

(1)

The value realized on vesting was our closing stock price on the vesting date multiplied by the number of shares vested. All amounts are shown prior to the surrender of shares to cover withholding taxes in connection with the vestings.

(2)	These shares were acquired as the result of acceleration pursuant to the Offer Letter of Mr. Furlong detailed in the “Potential Payments upon Termination or Change in Control” section.

2024 Proxy Statement | 29

Offer Letters and Potential Payments upon Termination or Change in Control

We have issued offer letters or continuing employment letters to our NEOs (other than Mr. Cohen) detailing the terms of each NEO’s employment. See “Offer Letters and Severance/Change in Control Benefits” above for a description of the terms of these offer letters. Hypothetical estimates of the amounts that would be owed to the NEOs upon termination of their employment or upon a change in control are presented in the table directly below. In accordance with rules of the SEC, the hypothetical estimates have been computed on the assumption that the termination or change of control occurred on February 3, 2024, the last day of our most recently completed fiscal year.

The employment of Mr. Furlong and Ms. Saadeh-Jajeh terminated prior to February 3, 2024 and we have therefore excluded them from the table below. Mr. Patel’s employment ceased after February 3, 2024 and we have therefore included him in the table below. In each case, we have described below under the heading “Actual Executive Separations” the actual amounts received by each of Mr. Furlong, Ms. Saadeh-Jajeh and Mr. Patel upon cessation of their employment. The below table shows the hypothetical payouts for current NEOs and Mr. Patel.

Name	Benefit	Termination Without Cause	Termination Without Cause Upon Change In Control	Termination Upon Death	Termination Upon Disability

Current Executive Officers:
Ryan Cohen	Salary Severance Element	$—	$—	$—	$—
	Bonus Severance Element	—	—	—	—
	Medical Benefits	—	—	—	—
	Accelerated Restricted Stock	—	—	—	—

	Total	$—	$—	$—	$—

Dan Moore	Salary Severance Element	$—	$—	$—	$—
	Bonus Severance Element	—	—	—	—
	Medical Benefits	—	—	—	—
	Accelerated Restricted Stock	—	—	—	—

	Total	$—	$—	$—	$—

Mark Robinson	Salary Severance Element(1)	$100,000	$100,000	$—	$—
	Bonus Severance Element(2)	—	—	—	—
	Medical Benefits(3)	9,795	9,795	—	—
	Accelerated Restricted Stock(4)(5)	421,396	421,396	—	—

	Total	$531,191	$531,191	$—	$—

Former Executive Officers:
Nir Patel	Salary Severance Element(1)	$100,000	$100,000	$—	$—
	Bonus Severance Element(2)	523,077	523,077	—	—
	Medical Benefits(3)	15,132	15,132	—	—
	Accelerated Restricted Stock(4)(5)	4,647,197	4,647,197	—	—

	Total	$5,285,406	$5,285,406	$—	$—

(1)	Pursuant to the terms of these Offer Letters, each officer will receive an amount equal to six months of their base salary if terminated without cause.

(2)	Pursuant to the terms of these Offer Letters, this Bonus Severance Element reflects the amount of unpaid new hire bonus that is potentially subject to acceleration upon termination.

(3)

Pursuant to the terms of these Offer Letters, in the event of a termination without cause, each officer is eligible for COBRA continuation coverage for them and their eligible dependents for six months. The amounts in the table above reflect the estimated value of medical coverage to each NEO assuming they use the maximum 18-month COBRA period.

(4)	The value of potential accelerated restricted stock was calculated based on the closing stock price of $14.73 on February 2, 2024, the last trading day of fiscal 2023.

(5)

Pursuant to the terms of these Offer Letters, any portion of the Initial Equity Award (if any) that was otherwise scheduled to vest in the ordinary course during the six month period immediately following their termination date will become vested.

30 | 2024 Proxy Statement

Actual Executive Separations

Mr. Furlong ceased employment with the Company on June 5, 2023, and was entitled to the severance payments and benefits provided for in his offer letter upon a termination “without cause.” Ms. Saadeh-Jajeh resigned from her position with the Company on August 11, 2023. Ms. Saadeh-Jajeh was not entitled to any severance payments or benefits under her offer letter in connection with her resignation. Mr. Patel ceased employment with the Company on April 4, 2024, and was entitled to the severance payments and benefits provided for in the Separation Agreement. The actual amounts received by Mr. Furlong, Ms. Saadeh-Jajeh and Mr. Patel are summarized below. Stock values indicated below were calculated based on the closing price of our common stock at the time of vesting. Each of Mr. Furlong and Mr. Patel executed a general release of claims against the Company and its affiliates as a condition of receiving these payments and benefits.

Name	Benefit	Actual Payments and Benefits Upon Separation
Matt Furlong	Salary Severance Element	$100,000
	Bonus Severance Element(1)	$75,000
	Medical Benefits	$9,625
	Accelerated Vesting of Restricted Stock(2)	$1,042,572
	Payout of Accrued but Unused Vacation	$—

	Total	$1,227,197

Diana Saadeh-Jajeh	Salary Severance Element	$—
	Bonus Severance Element	$—
	Medical Benefits	$—
	Accelerated Vesting of Restricted Stock	$—
	Payout of Accrued but Unused Vacation	$—

	Total	$—

Nir Patel	Salary Severance Element	$38,462
	Bonus Severance Element(3)	$60,808
	Medical Benefits	$3,377
	Accelerated Vesting of Restricted Stock(4)	$975,821
	Payout of Accrued but Unused Vacation	$—

	Total	$1,078,468

(1)	Reflects remaining portion of Mr. Furlong’s new hire bonus that was accelerated in accordance with the terms of his Offer Letter.

(2)

The amount shown in the table represents the value of 43,604 shares of time-vested restricted stock that vested on an accelerated basis in connection with Mr. Furlong’s departure, based on the closing price of our common stock on July 11, 2023.

(3)	Reflects 30% of the remaining portion of Mr. Patel’s new hire bonus that was accelerated in accordance with the terms of the Separation Agreement.

(4)

The amount shown in the table represents the value of 94,648 shares of time-vested restricted stock that vested on an accelerated basis in accordance with the terms of the Separation Agreement, based on the closing price of our common stock on April 18, 2024.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are disclosing the ratio of the total annual compensation of our Chief Executive Officer to that of our median employee. We identified the median employee among all our employees as of February 3, 2024 (the “determination date”).

We are a global retail company with approximately 8,000 full-time salaried and hourly employees and between 13,000 and 18,000 part-time hourly employees worldwide, depending on the time of year. As discussed above, Mr. Cohen has declined all forms of compensation and therefore his total annualized compensation as of the determination date was $0. For fiscal 2023, our median employee is a part-time hourly employee in one of our U.S. stores who worked an average of 24 hours per week. The annual compensation of the median employee was $12,884.34 for fiscal 2023. Based on this information, the ratio of the fiscal 2023 annual total compensation of our Chief Executive Officer to that of our median employee was approximately 0 to 12,884.34.

2024 Proxy Statement | 31

In order to identify the median employee in terms of compensation across our global population of employees, we utilized total annual earnings from the 2023 calendar year which include, but are not limited to, salary/hourly wages, overtime, bonus and commissions. We used W-2 earnings for the U.S. employee population and the W-2 equivalent earnings for the international employee population. We annualized the compensation for permanent associates who joined the Company after January 1, 2023. Full-time equivalency adjustments were not performed for part-time associates.

We believe our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology in identifying the median employee and in calculating that person’s annual compensation. Accordingly, the pay ratio reported by other companies may not be comparable to the Company’s pay ratio disclosed above.

32 | 2024 Proxy Statement

Pay Versus Performance

The following table provides information for fiscal 2023, 2022, 2021 and 2020 with respect to the compensation, as calculated under SEC rules, of our principal executive officers (“PEOs”), which includes both our current and former CEOs, the average compensation of our other NEOs, and certain performance measures specified under SEC rules.

Fiscal Year	Principal Executive Officers (“PEO”) (1)
	Cohen	Robinson	Furlong	Sherman	Cohen	Robinson	Furlong	Sherman
	SCT Total	SCT Total	SCT Total	SCT Total	Compensation Actually Paid (2)	Compensation Actually Paid (2)	Compensation Actually Paid (2)	Compensation Actually Paid (2)

2023	$—	$563,647	$1,090,198	$—	$—	$(93,436)	$(4,169,658)	—

2022	—	—	2,482,709	—	—	—	2,117,619	—

2021	—	—	16,812,934	652,306	—	—	9,076,361	(132,010,993)

2020	—	—	—	7,174,243	—	—	—	427,832,874

Fiscal Year	Average SCT Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non- PEO NEOs (2)	Value of Initial Fixed $100 Investment Based on:		Net Income (5) ($MM)
			Company TSR (4)	Peer Group TSR (4)

2023	1,051,102	(1,802,812)	1,534	161	7

2022	13,692,562	8,874,616	2,377	135	(313)

2021	6,299,738	(9,396,932)	2,550	135	(381)

2020	2,732,872	66,526,448	8,464	141	(215)

Note: Consistent with SEC guidance, no Company Selected Measure is shown in the table above because the Company did not use any financial performance measures to link fiscal 2023 executive compensation to company performance (see our “Compensation Discussion & Analysis” of this Proxy Statement for additional detail). While not a financial performance measure, given our heavy use of equity-based compensation, our stock price/Total Shareholder Return (“TSR”) is the most important performance measure impacting Compensation Actually Paid (“CAP”) values in the table above.

(1)
For fiscal 2023, our PEOs included our current CEO Ryan Cohen, former PEO Mark Robinson, and former CEO Matthew Furlong. For fiscal 2022, our PEO was Matthew Furlong. For fiscal 2021, our PEOs included both Matthew Furlong and George E. Sherman. For fiscal 2020, our PEO was George E. Sherman.

(2)
In calculating the “Compensation Actually Paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations were computed in accordance with FASB ASC Topic 718. Time-vested restricted stock/unit grant date fair values are calculated using the closing stock price as of date of grant. Adjustments have been made using the stock price as of fiscal year-end
and as of each date of vest. Performance-vested restricted stock fair values are valued at zero at each respective measurement date, given all outstanding performance-vested restricted stock were accrued at and estimated to be earned below threshold (i.e., all shares forfeited) as of each respective measurement date. The assumptions used to calculate the fair value for purposes of determining the “Compensation Actually Paid” are consistent with the methodology used for calculating the grant date fair value for financial reporting purposes.

(3)
For fiscal 2023, our
non-PEO
NEOs were Diana Saadeh-Jajeh, Nir Patel and Dan Moore. For fiscal 2022, our non-PEO
NEOs were Diana Saadeh-Jajeh, Nir Patel, and Michael Recupero. For fiscal 2021, our non-PEO
NEOs were Michael Recupero, Diana Saadeh-Jajeh, James A. Bell, Frank M. Hamlin, Chris R. Homeister, and Daniel J. Kaufman. For fiscal 2020, our non-PEO
NEOs were James A. Bell, Frank M. Hamlin, Chris R. Homeister, and Daniel J. Kaufman.

(4)
The Company Total Shareholder Return (“TSR”) and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K,
assuming an initial investment date of January 31, 2020. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the Dow Jones Specialty Retailers Index.

(5)	Represents the amount of net income (loss), as reflected in the Company’s audited financial statements for the fiscal year indicated.

2024 Proxy Statement | 33

In the calculation of CAP presented in the table above, the following amounts were deducted and added:
Reconciliation of SCT total to CAP

	FY2023
Description of Elements Added / Subtracted to SCT Total to Calculate CAP	Current PEO Cohen	Former PEO Robinson	Former PEO Furlong	Average Other NEOs

SCT Total	$—	$563,647	$1,090,198	$1,051,102

(Minus) Grant Date Fair Value of Awards Granted During the Year	—	(225,990)	—	(55,406)

Plus Fair Value as of Year-End or (if applicable) Vest Date of Equity Awards Granted during the Year	—	136,989	—	24,457

Plus (Minus) Change from Prior Year-end in Fair Value of Awards That Vested During the Year	—	(111,709)	47,528	40,549

Plus (Minus) Year-over-Year Change in Fair Value of Unvested Awards Granted in Prior Years	—	(456,373)	(5,307,384)	(2,863,512)

CAP Total	$—	$(93,436)	$(4,169,658)	$(1,802,812)
Pay Versus Performance Narrative Disclosure
Overall, our CAP tracked very closely with our stock price, which has primarily driven the fluctuations in our CAP values as shown above. CAP to George Sherman and our non-PEO
NEOs in fiscal 2020 was significantly higher than the SCT total due to the high volatility in our stock price at the end of fiscal 2020. In fiscal 2021 and 2022, CAP to our PEOs and our non-PEO
NEOs was lower than the SCT total, and lower than the respective CAP values in fiscal 2020, due to our less volatile stock price performance over these fiscal years since the end of fiscal 2020. In fiscal 2023, tracking with our stock price, CAP to Matt Furlong and to our non-PEO
NEOs was lower than the SCT total. For Ryan Cohen, SCT and CAP are equivalent given Ryan Cohen does not receive any compensation from the Company.
The increase in our stock price that contributed significantly to the CAP in fiscal 2020 also drove our TSR as of the end of fiscal 2020, 2021, 2022, and 2023. Our TSR has significantly outperformed our Peer Group TSR during this timeframe, as shown in the table above. Specifically, our TSR performed significantly better than our Peer Group TSR through the end of fiscal 2020. From fiscal 2020 through fiscal 2023, our TSR was negative while the Peer Group TSR increased moderately, although over the full four-year timeframe, our TSR still significantly outperformed our Peer Group in total.
The close relationship between TSR and CAP was evident across the fiscal years in the table above. Our CAP at the end of fiscal 2020 significantly increased as a direct result of our strong TSR through the end of fiscal 2020. Through fiscal 2021, our TSR decreased (although still greater than the initial fixed $100 investment), and the CAP to our NEOs declined significantly (except for Mr. Furlong, who joined the Company in fiscal 2021), and also declined relative to fiscal 2021 SCT totals. In fiscal 2022, our TSR decreased slightly, which led to our CAP values declining relative to fiscal 2022 SCT totals (although CAP remained positive given the year-over-year TSR decline through fiscal 2022 was not significant). Through fiscal 2023, our TSR decreased, and as a result, CAP values to Matt Furlong and non-PEO
NEO CAP declined relative to fiscal 2023 SCT totals.
Our net income (loss) was not as strongly correlated with CAP given a significant portion of our executive compensation program is granted in equity, thereby directly tied to our stock price performance. However, in fiscal 2020, our net income performance was ($215M) and the CAP values to our NEOs were the highest over the full four-year timeframe. In fiscal 2021, our net income decreased to ($381M) which was also aligned with a decrease in CAP over this period. In fiscal 2022, our net income increased to ($313M) aligning with the increase in CAP over this period. In fiscal 2023, our significant growth in net income to $7M was not correlated with CAP to our NEOs given CAP values decreased over the period.

34 | 2024 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans

Information for our equity compensation plans, in effect as of February 3, 2024 is as follows:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)(2)

Equity compensation plans approved by security holders (3)	—	Not Applicable	31,169,782

Equity compensation plans not approved by security holders	—	Not Applicable	—

Total	—		31,169,782

(1)	Excludes securities reflected in Column (a).

(2)	All shares reflected in this column relate to our 2022 Plan. No new awards may be granted under the GameStop 2019 Plan or our Amended and Restated 2011 Incentive Plan.

(3)	Excludes 4,047,255 time-vested restricted stock awards and restricted stock unit awards outstanding under our stockholder approved plans at the end of fiscal 2023.

2024 Proxy Statement | 35

PROPOSAL 3:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte, which was engaged as our independent registered public accounting firm for fiscal 2023, to audit the financial statements for fiscal 2024. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance we are submitting our selection of Deloitte for ratification by the stockholders at the annual meeting. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment. A representative of Deloitte is expected to be present at the annual meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since 2013.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

The Audit Committee has sole authority to appoint and replace our independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for its compensation and oversight of its work. Each year the Audit Committee reviews the firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines. This includes a review of the firm’s internal quality control procedures, results of its most recent quality control reviews and steps taken to enhance the quality of its audits, and issues raised by recent government reviews, if any. The Audit Committee reviews auditor independence matters, the firm’s audit strategy for GameStop, terms of the audit engagement, and the firm’s capabilities and communications to the Audit Committee. In March 2024, the Audit Committee reappointed Deloitte as our independent registered public accounting firm for fiscal 2024.

In support of its reappointment of Deloitte as our independent registered public accounting firm, the Audit Committee took the following actions:

Areas of Focus	Actions

Firm qualifications	The Audit Committee reviews Deloitte’s global reach, capability and expertise to perform an audit of a company with the breadth and complexity of our business and our global footprint.

Firm objectivity and independence

The Audit Committee reviews relationships between Deloitte and GameStop that may reasonably be thought to bear on independence and reviews Deloitte’s annual affirmation of independence. Recognizing that independence and objectivity can be impacted by an auditor’s provision of non-audit services, the Audit Committee reviews the nature and amount of non-audit services provided by Deloitte. In order to assure continuing auditor independence, the Audit Committee also considers whether it is appropriate to adopt a policy of rotating the independent registered public accountants on a regular basis. At this time, after reviewing the independence of Deloitte, the Audit Committee does not believe that it is necessary to rotate the independent registered public accountants to assure continuing auditor independence.

Quality of auditing practices and Deloitte’s commitment to quality

The Audit Committee reviews issues raised by the Public Company Accounting Oversight Board (“PCAOB”) in its reports on Deloitte, Deloitte’s internal quality control procedures and results of Deloitte’s most recent quality control review. The Audit Committee also discusses Deloitte’s quality initiatives and steps Deloitte is taking to enhance the quality of its audits with the lead engagement partner and with Deloitte’s senior advisory partner assigned to GameStop.

Performance as auditor

The Audit Committee reviews and discusses Deloitte’s audit strategy and plan, including the overall scope of the audit. The Audit Committee receives periodic updates from the lead engagement partner on the status of the audit and on areas of focus for Deloitte. The Audit Committee annually reviews Deloitte’s performance in the conduct of their work and considers feedback provided by our management regarding Deloitte’s performance.

Performance and qualifications of lead engagement partner

The Audit Committee Chair is directly involved in selecting the lead engagement partner to ensure that the lead engagement partner is appropriately qualified to lead our audit. Throughout the year, the Audit Committee Chair meets one on one with the lead engagement partner to promote a candid and thorough dialogue. The Audit Committee also meets with the lead engagement partner in executive sessions of certain of the Audit Committee’s meetings to discuss the audit and any other relevant matter.

36 | 2024 Proxy Statement

Areas of Focus	Actions

Communications with the Audit Committee	The Audit Committee evaluates the lead engagement partner’s communications with the Audit Committee for thoroughness, candor, clarity and timeliness.

Terms of the engagement and audit fees	The Audit Committee reviews the audit engagement letter and approves fees for audit and non-audit services.

Based on this review, the Audit Committee and the Board believe that retaining Deloitte to serve as our independent registered public accounting firm for fiscal 2024 is in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm

Deloitte, as our independent registered public accounting firm, examines the annual financial statements and provides other permissible non-audit and tax-related services for us. Management and the Audit Committee have considered the non-audit services provided by Deloitte and concluded they are compatible with maintaining the independence of Deloitte in our audit and in accordance with the SEC’s rules.

The following table sets forth information regarding fees for professional services rendered by Deloitte in fiscal 2023 and 2022:

	Fiscal Year
	2023	2022
Audit Fees(1)	$3,234,000	$5,045,000
Audit Related Fees	—	—
Tax Fees(2)	519,000	962,000
Other Fees(3)	—	15,000

Total	$3,753,000	$6,022,000

(1)

Audit fees rendered by Deloitte in fiscal 2023 and 2022 include professional services for the audit of our annual financial statements and financial statement schedules, for the audit of our effectiveness of internal control over financial reporting, for reviews of our financial statements included in our quarterly reports on Form 10-Q filed with the SEC, for professional services provided in connection with statutory and regulatory filings and for other consultations concerning financial accounting and reporting standards.

(2)

Tax-related services rendered by Deloitte in fiscal 2023 and 2022 included professional services for domestic and international tax compliance and tax planning and advice. Fees for fiscal 2022 include consultations involving tax considerations related to our NFT marketplace.

(3)	Other fees rendered by Deloitte in fiscal 2022 related to attendance at Deloitte-sponsored training events.

Pre-approval Policies and Procedures

The Audit Committee Charter requires that, among other things, the Audit Committee pre-approve the rendering by our independent registered public accounting firm of all audit and permissible non-audit services. Accordingly, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis or through the adoption of preapproval policies and procedures. The Audit Committee approved all of the services provided by Deloitte referred to above.

THE BOARD CONSIDERS DELOITTE TO BE WELL-QUALIFIED AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

2024 Proxy Statement | 37

Audit Committee Matters

Primary Responsibilities and Fiscal 2023 Actions

The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews the adequacy and integrity of our financial statements, financial reporting process and internal system of accounting controls; the appointment, termination, compensation, retention and oversight of the independent registered public accountants; the scope of the audit performed by the independent registered public accounting firm of our books and records; the internal audit function and plan; our compliance with legal and regulatory requirements; our Code of Business Conduct and Ethics; and, with management and the independent auditor, any related party transactions and approves such transactions, if any.

For fiscal 2023, in fulfillment of its responsibilities, among other things, the Audit Committee:

•	Met with the senior members of our financial management team at each regularly scheduled meeting.

•

Held separate private sessions, during its regularly scheduled meetings, with senior members of our financial management team, with the independent auditors, with representatives of internal audit and on its own, at which candid discussions regarding financial management, accounting, auditing and internal control issues took place.

•

Received periodic updates on management’s process to assess the adequacy of our system of internal control over financial reporting and management’s conclusions on the effectiveness of our internal control over financial reporting.

•

Discussed with the independent auditors our internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of our system of internal control over financial reporting.

•

Discussed with senior members of our financial management team and the independent auditors matters associated with accounting principles, critical accounting policies and significant accounting judgments and estimates.

•	Reviewed and discussed with management our earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC.

•	Reviewed our internal audit plan and the performance of our internal audit function.

•

Reviewed with senior members of our financial management team, the independent auditors and representatives of internal audit the overall scope and plans for their respective audits, the results of internal and external audits, evaluations by management and the independent auditors of our internal controls over financial reporting and the quality of our financial reporting.

•	Discussed with our counsel legal and regulatory matters that may have a material impact on our financial statements, and compliance policies and programs.

•

Discussed with management guidelines and policies governing the process by which our senior management and our relevant departments, including the internal auditing department, identify, assess and manage our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Participated with representatives of management and of the independent auditors in additional discussions as requested by the Audit Committee on areas of our operations.

Report of the Audit Committee

Roles and Responsibilities

The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting.

Our independent registered public accounting firm, Deloitte, is responsible for auditing our financial statements and its internal control over financial reporting, in accordance with the standards of the PCAOB, and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

38 | 2024 Proxy Statement

Required Disclosures and Discussions

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte our audited financial statements. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, as adopted by the PCAOB, relating to communications with audit committees. In addition, the Audit Committee has received from Deloitte the written disclosures and letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, has discussed with Deloitte their independence from us and our management, and has considered whether Deloitte’s provision of non-audit services to us is compatible with maintaining the firm’s independence.

The Audit Committee discussed with our internal auditors and Deloitte the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of our Head of Internal Audit and Enterprise Risk Management, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. In addition, the Audit Committee met with our Principal Financial Officer and members of our management of finance and accounting to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of our financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting.

Committee Recommends Including the Financial Statements in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our audited consolidated financial statements be included in our 2023 Annual Report to Stockholders and in our Annual Report on Form 10-K for our fiscal year ended February 3, 2024 for filing with the SEC.

Audit Committee:

Jim Grube, Chair

Alan Attal

Yang Xu

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish us with copies of all such forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no additional forms were required, we believe that all filing requirements applicable to our executive officers, directors and greater than ten-percent stockholders were complied with for the fiscal year ended February 3, 2024, except that, due to administrative errors a Form 4 was not filed within the required period for the following: (i) one Form 4 and one transaction for Daniel Moore, our Principal Financial and Accounting Officer, reporting a withholding of shares for taxes; and (ii) one Form 4 and one transaction for Mark Robinson, our General Counsel and Secretary, reporting a withholding of shares for taxes.

Certain Relationships and Related Transactions

The Audit Committee Charter requires the Audit Committee to review with management and the independent registered public accountants and approve all transactions and courses of dealing with parties related to us. This obligation of the Audit Committee is described earlier in this Proxy Statement in the “Election of Directors” section, which states that the Audit Committee is responsible for reviewing and approving related party transactions. Also, as described earlier in this Proxy Statement in the “Election of Directors” section, the Company has adopted a Code of Ethics for Senior Financial and Executive Officers and a Code of Standards, Ethics and Conduct applicable to the Company’s management-level employees. The codes require that all of our employees and directors avoid conflicts of interest, defined as situations where the person’s private interests interfere in any way, or even appear to interfere, with our interests as a whole. In addition, at least annually each director and executive officer completes a detailed questionnaire that inquires about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

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It is our policy that any potential conflict of interest transaction with an executive officer or director or any transaction that triggers disclosure under Item 404(a) of Regulation S-K as a result of these inquiries is required to be reviewed and approved or ratified by the Audit Committee. During fiscal 2023, there were no transactions requiring disclosure with, or with an immediate family member of, directors, NEOs or persons who were the beneficial owners of more than 5% of our outstanding shares during the fiscal year.

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PROPOSAL 4:	STOCKHOLDER PROPOSAL

We expect Proposal 4 to be presented by the Comptroller of the City of New York (the “NYC Comptroller”), as the custodian and a trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement Systems, the New York City Police Pension Fund and the New York City Board of Education Retirement System (collectively, the “NYCRS”), at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statements as they were submitted to us. We take no responsibility for them. Upon oral or written request to the Secretary at the address listed under “How May You Revoke or Change Your Vote” on page 2, we will provide information about NYCRS’s shareholdings.

The Board unanimously recommends you vote AGAINST the Stockholder Proposal for the reasons provided below.

Proposal 4 – Stockholder Proposal Requesting Board Skills and Diversity Matrix

This proposal was submitted by the NYC Comptroller, as the custodian and a trustee of the NYCRS, 1 Centre Street, New York, NY 10007, the beneficial owner of an aggregate of 275,611 shares.

RESOLVED: Shareholders of GameStop Corp. (“GameStop”) request that its Board of Directors (the “Board”) disclose in its annual proxy statement each director/nominee’s self-identified gender and race/ethnicity, as well as the skills and attributes that are most relevant in light of GameStop’s overall business, long-term strategy, and risks. The requested information shall be presented in matrix format and shall not include any attributes the Board identifies as minimum qualifications for all director candidates (the “Board Matrix”).

SUPPORTING STATEMENT

Investors believe that a diverse board—in terms of relevant skills, gender, and race/ethnicity—is an indicator of a well-functioning board. Among other benefits, diverse boards can better manage risk by avoiding groupthink. GameStop’s Board sets the tone from the top, and the disclosure of a Board Matrix would signal to your employees, customers, suppliers, and investors that the directors themselves value diversity and inclusion in the boardroom.

Many institutional investors prioritize board diversity in their proxy voting guidelines and engagement initiatives. Significant resources must be spent to ascertain director information from ambiguous, and aggregate company disclosures or investors must rely on data providers, which also draw from the same sources. Even when photographs are provided, investors and data providers may be unable to appropriately determine the race or ethnicity of directors. As a result, it can be challenging for investors to fulfill their fiduciary duties and vote according to their own guidelines—for example, to analyze the self-identified race or ethnicity of the chair of a particular committee.

Moreover, in its 2023 proxy statement, GameStop provides little decision-useful data with respect to how its directors’ individual qualifications fit together to effectively fulfill the Board’s oversight responsibilities, as half of the board has all six disclosed “skills.” Nor is each director’s self-identified race/ethnicity explicitly disclosed.

A Board Matrix would enable investors to make better informed voting decisions by providing them with consistent, comparable and accurate data concerning GameStop’s directors in a structured and decision-useful format. Such information would enable investors to: (1) assess how well-suited individual director nominees are for GameStop in light of its long-term business strategy and risks, including the overall mix of director attributes and skills; (2) identify any gaps in skills or attributes; and (3) make meaningful, year- over-year comparisons of the Board’s composition; and (4) ascertain the self-identified gender, race/ethnicity, skills and attributes of any particular director who has assumed leadership roles on the board/committees, as well as his/her/their tenure. We would also encourage companies to disclose, in aggregate, the number of any self-identified LGBTQ+ director(s).

The proposal neither prevents nor discourages GameStop from disclosing any other data or information that the Board believes is relevant.

Other leading companies, such as BlackRock, Intel, and Advanced Auto Parts have published a Board Matrix with individualized director data in a decision-useful format. These matrices use EEO-1 categories for disclosing the diversity of individual directors, which allows for consistent and comparable data.

We urge shareholders to vote FOR this proposal.

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Statement in Opposition to the Stockholder Proposal

GameStop does not set specific minimum qualifications for nominees for director and does not have a policy regarding the consideration of diversity for such nominees. We do not believe diversity, whether of gender, race/ethnicity or any other criteria, is a meaningful basis by which to identify and assess the qualifications of director nominees nor do we seek director nominees purely for the sake of diversity. Instead, we seek nominees for director who possess business acumen, high integrity, an ownership mentality, and a deep genuine interest in GameStop. Our Board is composed of individuals who exhibit these traits.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 4 —THE STOCKHOLDER PROPOSAL REQUESTING A BOARD SKILLS AND DIVERSITY MATRIX. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED AGAINST THIS PROPOSAL UNLESS A VOTE FOR THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

OTHER MATTERS

We do not intend to present any other business for action at the annual meeting and do not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the annual meeting, it is the intention of the persons designated in the proxy to vote thereon in accordance with their best judgment.

Financial and Other Information

We are furnishing our Annual Report for the fiscal year ended February 3, 2024, including consolidated financial statements, together with this Proxy Statement.

Cautionary Statement Regarding Forward Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements related to risks associated with our compensation programs, our future performance, our plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements except as required by law. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report filed with the SEC on March 26, 2024.

Proposals Pursuant to Rule 14a-8

Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act intended to be presented for inclusion in our proxy materials for the annual meeting of stockholders to be held in 2025 must meet the requirements under Rule 14a-8 and be received by the Secretary, at GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, no later than January 1, 2025. However, if the date of the 2025 annual meeting is more than 30 days before or after June 13, 2025, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such annual meeting will be a reasonable time before we begin to print and mail such proxy materials.

Proxy Access Director Nominees

Under the proxy access provisions of our Bylaws, stockholders are entitled to nominate and include in our proxy materials director nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at 625 Westport Parkway, Grapevine, Texas 76051, not less than 120 days nor more than 150 days prior to the first anniversary of the date on which we first mailed our Proxy Statement or a notice of availability of our Proxy Statement (whichever is earlier) in connection with the most recent annual meeting of stockholder. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2025 annual meeting must be received no earlier than the close of business on December 2, 2024, and no later than the close of business on January 1, 2025. However, in the event that the date of the 2025 annual meeting is more than 30 days before June 13, 2025 or more than 60 days after June 13, 2025, then the notice, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2025 annual meeting and not later than the close of business on the later of (x) the 90th day prior to the date of the 2025 annual meeting or (y) the 10th day following the day of the first public announcement of the date of the 2025 annual meeting.

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The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website at http://investor.gamestop.com/corporate-governance.

Other Proposals and Nominees

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2025 annual meeting or who wants to nominate a person for election to the Board at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Rule 14a-8 or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of our immediately preceding annual meeting, which, with respect to the 2025 annual meeting, would be no earlier than the close of business on February 13, 2025 and no later than the close of business on March 15, 2025. However, in the event that the date of the 2025 annual meeting is more than 25 days before or after June 13, 2025, then the notice, to be timely, must be delivered not later than the close of business on the tenth day following the date on which the notice of the date of the meeting is mailed or publicly announced. In addition to the requirements contained in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXY CARDS WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

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GameStop STOCKHOLDER ANNUAL MEETING NOTICE Important Notice Regarding the Availability of Proxy Materials for the GameStop Corp. Annual Meeting of Stockholders to Be Held on June 13, 2024 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. This Notice of Annual Meeting, Proxy Statement, form of proxy and our 2023 Annual Report to Stockholders are available at http://investor.gamestop.com. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting are available on the Internet. The items to be voted on and location of the meeting are on the reverse side. If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request by using one of the methods listed on the reverse side 10 days prior to the meeting to facilitate timely delivery. To access the virtual meeting, you must have the login details in the white circle located above. POWER TO THE PLAYERS Meeting details are listed on the reverse side. All votes must be received by the end of the meeting. ATTEND the meeting on June 13, 2024 at 10:00 a.m. (Central Daylight Time). 2 N O T 03ZO8G

MEETING DETAILS The Annual Meeting of Stockholders of GameStop Corp. will be held on June 13, 2024 at 10:00 a.m. (Central Daylight Time) virtually at meetnow.global/MT244SG. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED: 1. Elect five directors, each to serve as a member of the Board of Directors until the next annual meeting of stockholders and until such director’s successor is elected and qualified: 01 - Ryan Cohen 02 - Alain (Alan) Attal 03 - Lawrence (Larry) Cheng 04 - James (Jim) Grube 05 - Yang Xu THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3: 2. Provide an advisory, non-binding vote on the compensation of our named executive officers. 3. Ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 1, 2025. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4: 4. To consider and vote on the stockholder proposal requesting a Board of Directors skills and diversity matrix, if properly presented at the annual meeting. OTHER BUSINESS: 5. Transact such other business, if any, as may properly come before the annual meeting and at any postponement or adjournment of the annual meeting. PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. ORDER MATERIALS Please make your materials request by using one of the methods listed below. You will need the number located in the box on the reverse side. REQUEST VIA: Internet Visit https://www.investorvote.com/GME Phone Call 1-866-641-4276 Email Send an email to investorvote@computershare.com and include: • “Proxy Materials GameStop Corp.” in the subject line • Your full name and address • The number located in the white circle on the reverse side • Statement that you want a paper copy of the meeting materials PLEASE REVIEW THE MEETING MATERIALS Read through what’s new this year and company updates at http://investor.gamestop.com.